================================================================================
Exhibit 10.8


                              REVOLVING CREDIT AND
                               GUARANTY AGREEMENT

                                     among

                       HUMPHREY HOSPITALITY TRUST, INC.,
                   HUMPHREY HOSPITALITY LIMITED PARTNERSHIP,
                        HUMPHREY HOSPITALITY REIT TRUST,
                                      and
                    SOLOMONS BEACON INN LIMITED PARTNERSHIP

                                      and

                                BANKBOSTON, N.A.

                                      and

                        THE OTHER BANKS THAT MAY BECOME
                           PARTIES TO THIS AGREEMENT

                                      and

                              August __18__, 1998


================================================================================

                               TABLE OF CONTENTS

Section                                                                                             Page
-------                                                                                             ----
1.  DEFINITIONS AND RULES OF INTERPRETATION   . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    1.1  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    1.2  Rules of Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
2.  AGREEMENT TO MAKE REVOLVING CREDIT LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    2.1  Agreement to Make Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . .   14
    2.2  Purpose of Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
    2.3  Reduction of Aggregate Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
    2.4  Advances Do Not Constitute a Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . .   15
3   THE NOTES, INTEREST RATE OPTIONS, REPAYMENT OF REVOLVING CREDIT LOANS   . . . . . . . . . . .   15
    3.1  The Notes        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
    3.2  Funds for Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
    3.3  The Record . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
    3.4  Interest on the Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . .   17
    3.5  Interest Rate Selection; Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    3.6  Default Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    3.7  Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    3.8  Maturity         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    3.9  Mandatory Repayments of Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . .   17
4.  LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
    4.1  Issuance         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
    4.2  Letter of Credit Expiry Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
    4.3  Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
    4.4  Letter of Credit Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
    4.5  Letter of Credit Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
    4.6  Payments on Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
    4.7  Other Reimbursement of Agent by Lenders  . . . . . . . . . . . . . . . . . . . . . . . .   20
    4.8  Instruction to Pay; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .   22
5.  COMMITMENT FEE; PAYMENTS AND COMPUTATIONS   . . . . . . . . . . . . . . . . . . . . . . . . .   23
    5.1  Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
    5.2  Agent's Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
    5.3  Unused Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

    5.4  Payments         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
    5.5  Additional Costs, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
    5.6  Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
    5.7  Certificate      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
    5.8  Charges Against Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
6.  CONDITIONS TO CLOSING AND ALL ADVANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
    6.1  Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
    6.2  Leases           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
    6.3  Certified Copies of Organization Documents . . . . . . . . . . . . . . . . . . . . . . .   26
    6.4  Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
    6.5  Incumbency Certificate; Authorized Signers . . . . . . . . . . . . . . . . . . . . . . .   27
    6.6  Validity of Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
    6.7  Deliveries Regarding Borrowing Base Assets . . . . . . . . . . . . . . . . . . . . . . .   27
    6.8  Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    6.9  Lien Search. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    6.10 Appraisal      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    6.11 Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    6.12 Performance; No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    6.13 Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    6.14 Covenant Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    6.15 Proceedings and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    6.16 Waiver         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    6.17 No Legal Impediment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    6.18 Governmental Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
7.  COLLATERAL SECURITY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    7.1  Borrowing Base Assets List.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    7.2  Security         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    7.3  Substitution of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    7.4  New Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
8.  REPRESENTATIONS, WARRANTIES AND COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . .   31
    8.1  Organization; Authority, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
    8.2  Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
    8.3  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
    8.4  No Material Changes, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
    8.5  Franchises, Patents, Copyrights, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . .   33

    8.6  Litigation       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
    8.7  No Materially Adverse Contracts, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . .   34
    8.8  Compliance With Other Instruments, Laws, Etc.  . . . . . . . . . . . . . . . . . . . . .   34
    8.9  Tax Status       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
    8.10 No Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    8.11 Setoff, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    8.12 Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    8.13 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    8.14 Partners, Beneficiaries, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    8.15 ERISA Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    8.16 Condition of Borrowing Base Assets . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    8.17 Compliance with Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    8.18 Assets Under Development . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
    8.19 Other Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
    8.20 Violations     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    8.21 Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    8.22 Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    8.23 Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
9.  AFFIRMATIVE COVENANTS OF THE OBLIGORS   . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    9.1  Punctual Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    9.2  Records and Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
    9.3  Financial Statements, Certificates and Information . . . . . . . . . . . . . . . . . . .   38
    9.4  Insurance        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
    9.5  Liens and Other Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
    9.6  Inspection of Borrowing Base Assets, Other Real Estate Assets and Books, Appraisals  . .   39
    9.7  Compliance with Laws, Contracts, Licenses, and Permits . . . . . . . . . . . . . . . . .   40
    9.8  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
    9.9  Leases           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
    9.10 Further Assurance of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
    9.11 Deposit of Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
    9.12 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
    9.13 Interest Rate Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
    9.14 Notices        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
    9.15 Hotel Operator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
    [9.16Deferred Maintenance Account]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

    9.17   Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
    9.18   Ownership of HH Trust and HHLP . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
    9.19   PIP Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
10. NEGATIVE COVENANTS OF THE OBLIGORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
    10.1   Restrictions on Easements, Covenants and Restrictions  . . . . . . . . . . . . . . . .   45
    10.2   No Amendments, Terminations or Waivers . . . . . . . . . . . . . . . . . . . . . . . .   46
    10.3   Restrictions on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
    10.4   Restrictions on Liens, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
    10.5   Restrictions on Loans and Investments  . . . . . . . . . . . . . . . . . . . . . . . .   47
    10.6   Merger, Consolidation, Conversion, and Disposition of Assets . . . . . . . . . . . . .   48
    10.7   Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
    10.8   Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
11. FINANCIAL COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
    11.1   Indebtedness to Value Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
    11.2   Minimum Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
    11.3   Ratio of Borrower Cash Flow to Debt Service Charges (Borrower) . . . . . . . . . . . .   49
    11.4   Ratio of Borrowing Base Cash Flow to Debt Service Charges (Facility) . . . . . . . . .   49
    11.5   Ratio of Borrowing Base Cash Flow to Imputed Debt Service Charges (Facility) . . . . .   50
    11.6   Borrowing Base Leverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
    11.7   Ratio of Borrowing Base Value to Outstanding Facility  . . . . . . . . . . . . . . . .   50
    11.8   Consolidated Basis . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
12. GUARANTY              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
    12.1   Agreement to Pay and Perform; Costs of Collection  . . . . . . . . . . . . . . . . . .   50
    12.2   Reinstatement of Refunded Payments . . . . . . . . . . . . . . . . . . . . . . . . . .   51
    12.3   Rights of Lender to Deal with Collateral, Borrower and Other Persons . . . . . . . . .   51
    12.4   No Contest with Lenders; Subordination . . . . . . . . . . . . . . . . . . . . . . . .   52
    12.5   Waiver of Defenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
    12.6   Guaranty of Payment and Performance and Not of Collection  . . . . . . . . . . . . . .   54
    12.7   Rights and Remedies of Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
    12.8   Application of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
    12.9   Business Failure, Bankruptcy or Insolvency . . . . . . . . . . . . . . . . . . . . . .   55
    12.10  Security and Rights of Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
    12.11  Changes in Writing; No Revocation  . . . . . . . . . . . . . . . . . . . . . . . . . .   55
13. EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
    13.1   Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56

    13.2   Termination of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
    13.3   Remedies       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
    13.4   Distribution of Collateral Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .   59
    13.5   Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
    13.6   Waivers        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
    13.7   Events of Default Affecting Borrowing Base Asset . . . . . . . . . . . . . . . . . . .   60
    13.8   Environmental Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
14. SETOFF                . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
15. THE AGENT             . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
    15.1   Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
    15.2   Employees and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
    15.3   No Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
    15.4   No Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
    15.5   Payments       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
    15.6   Holders of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
    15.7   Indemnity      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
    15.8   Agent as Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
    15.9   Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
    15.10  Notification of Defaults and Events of Default . . . . . . . . . . . . . . . . . . . .   65
    15.11  Duties in the Case of Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . .   65
16. EXPENSES              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
17. INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
18. LIABILITY OF THE LENDER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
19. RIGHTS OF THIRD PARTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
20. SURVIVAL OF COVENANTS, ETC.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
21. ASSIGNMENT AND PARTICIPATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
    21.1   Conditions to Assignment by Lender . . . . . . . . . . . . . . . . . . . . . . . . . .   68
    21.2   Certain Representations and Warranties; Limitations; Covenants . . . . . . . . . . . .   68
    21.3   Register       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
    21.4   New Notes      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
    21.5   Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
    21.6   Disclosure     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
    21.7   Miscellaneous Assignment Provisions  . . . . . . . . . . . . . . . . . . . . . . . . .   70
    21.8   No Assignment by the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70

22. RELATIONSHIP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
23. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
24. GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
25  CONSENT TO JURISDICTION; WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
26. HEADINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
27. COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
28  ENTIRE AGREEMENT, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
29. CONSENTS, AMENDMENTS, WAIVERS, ETC.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
30. TIME OF THE ESSENCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
31. SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

                              REVOLVING CREDIT AND
                               GUARANTY AGREEMENT

         THIS REVOLVING CREDIT AND GUARANTY AGREEMENT is made as of August __18___, 1998, by and among HUMPHREY HOSPITALITY LIMITED PARTNERSHIP ("HHLP"), a limited partnership organized under the laws of the Commonwealth of Virginia, HUMPHREY HOSPITALITY TRUST, INC. ("HH TRUST"), a corporation organized under the laws of the Commonwealth of Virginia, HUMPHREY HOSPITALITY REIT TRUST ("HH REIT"), a real estate investment trust organized under the laws of the State of Maryland (HHLP, HH Trust, and HH REIT, collectively, the "BORROWER"), SOLOMONS BEACON INN LIMITED PARTNERSHIP ("SOLOMONS" or "GUARANTOR"), a limited partnership organized under the laws of the State of Maryland, each Borrower and Guarantor having its principal place of business at 12301 Old Columbia Pike, Silver Spring, Maryland 20904 and BANKBOSTON, N.A., a national banking association, having its principal executive offices at 100 Federal Street, Boston, Massachusetts 02110 and the other lending institutions that will become parties hereto pursuant to Section 21 and BANKBOSTON, N.A., as agent for itself and such other lending institutions.

1.       DEFINITIONS AND RULES OF INTERPRETATION.

         1.1 DEFINITIONS. The following terms as used in this Agreement, any Exhibit hereto, or in any other Loan Document (unless otherwise defined therein) shall have the meanings set forth in this Section 1.1. Further, any and all terms that are defined in EXHIBIT B annexed hereto, shall, when used herein, have the meaning as set forth in such EXHIBIT B.

         Adjusted Appraised Value. With respect to any Real Estate Asset that is the subject of an Appraisal, either the appraised value set forth in such Appraisal if the final version of such Appraisal is satisfactory to all of the Lenders, or, if such Appraisal is not satisfactory to all of the Lenders, the highest value of such Real Estate to which all of the Lenders agree. Unless a Lender has notified the Agent and other Lenders within fifteen (15) days after receipt of an Appraisal that such Lender disagrees with the appraised value set forth in the Appraisal, such Lender shall be deemed to have accepted the appraised value set forth in the Appraisal.

         Advance. Each advance of a Revolving Credit Loan to the Borrower hereunder by the Lenders, whether such Advances are from time to time, Base Rate Loan or Eurodollar Rate Loans.

         Affiliate. Any Person directly or indirectly controlling, controlled by or under direct or indirect common control with any other Person. A Person shall be deemed to control another Person if the controlling Person owns ten percent (10%) or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         Agent. BankBoston, acting as agent for the Lenders. The term shall include any successor agent for the Lenders that may be appointed at any time in the future under the terms of this Agreement.

         Agent's Fee. The annual $20,000.00 fee payable to BankBoston in accordance with Section 5.2.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         Aggregate Commitment. As of any date, the sum of all of the Lenders' then-current Commitments. The initial Aggregate Commitment shall be Thirty-Five Million Dollars ($35,000,000.00).

         Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         Appraisal. An appraisal in form and substance satisfactory to the Agent and the Majority Lenders and prepared by an appraiser acceptable to the Agent in accordance with the requirements established under FIRREA.

         Assets Under Development. Real Estate Assets under development for which (i) the Borrower is actively pursuing construction, (ii) construction is progressing toward completion without any undue delay due to permit denial or other construction delays, and (iii) the Borrower's pro forma financial statements demonstrate to the Agent's satisfaction that, upon completion, the Borrower will remain in compliance with the Financial Covenants.

         Assignment and Acceptance.  See Section 21.1.

         Balance Sheet Date.  June 30, 1998.

         BankBoston.  BankBoston, N.A., a national banking association.

         Borrower Cash Flow. With respect to any fiscal period, an amount equal to the sum of (a) Funds From Operations plus (b) interest expense less
(c) the Imputed Capital Expenditure Reserve for all Real Estate Assets, including Borrowing Base Assets.

         Borrower Market Value. The sum of (a) the Borrower Value, plus (b) Costs Expended to Date for Assets Under Development, and (c) 100% of the Borrower's unrestricted cash or cash equivalents, excluding tenant security and other restricted deposits.

         Borrower Value. Borrower Cash Flow for the trailing twelve (12) months ending the most recent fiscal quarter end capitalized at 12.5%

         Borrower's Accountant. Reznick, Fedder and Silverman or such other independent certified public accountant approved by the Agent.

         Borrowing Base Advance Rate. Forty percent (40%) of the Borrowing Base Value.

         Borrowing Base Asset. Each Real Estate Asset that meets the following criteria individually and together with the other Real Estate Assets that meeting the same criteria:

                 (a) The Real Estate Asset is subject to a Security Deed, but may not be subject to any other associated mortgage liens, stock pledges, negative pledges, or pledges of partnership or other equity or other security interests;

                 (b) The Real Estate Asset is affiliated with a nationally recognized and Lender-approved franchise in the upper economy and mid-scale segments and is:

                          (i)     fully operational with an individual hotel
occupancy of no less than 60% for the most recent trailing twelve (12) month period and, together with the other Borrowing Base Assets, has an aggregate average room occupancy of no less than 70% for the same period, and is not the subject of any matter that may adversely affect the Borrowing Base Value, OR

                          (ii)    an Asset Under Development;

                 (c) The Agent must have commissioned, received, reviewed and approved (i) an Appraisal, (ii) an Engineering Report, (iii) an environmental Phase I Site Assessment performed by a firm acceptable to the Agent, which indicates the property is either free from any environmentally hazardous materials or affected by such environmental matters as may be acceptable to the Agent in its sole and absolute discretion, (iv) a commitment for title insurance, (v) a copy of the Lease, and (vi) any other real estate documents deemed appropriate by the Agent in respect of the Real Estate Asset; and

                 (d) There are no fewer than six (6) Real Estate Assets that qualify as Borrowing Base Assets at any one time; furthermore, the value of Assets Under Development may not account for more than fifteen percent (15%) of the Borrowing Base Value, and no single asset may comprise more than fifteen percent (15%) of the Borrowing Base Value.

         Borrowing Base Cash Flow. Net Operating Income for each Borrowing Base Asset, which includes the Imputed Capital Expenditure Reserve, or as otherwise agreed upon by the Agent and Borrower.

         Borrowing Base Value. The aggregate value of the Borrowing Base Assets, which is the sum of the lowest of the following amounts for each Borrowing Base Asset: (i) the Adjusted Appraised Value or (ii) the actual Borrowing Base Cash Flow for the most recent trailing twelve (12) months capitalized at 12.5% or (iii) if such Borrowing Base Asset has been acquired within the preceding six (6) months, its acquisition cost.

         Business Day. Any day on which the Agent is open for the transaction of banking business in Boston, Massachusetts and each of the Lenders is open for the transaction of banking business in the location from which it makes Advances and receives payments.

         Closing Date.  The first date on which the conditions set forth in
Section 6 have been satisfied.

         Code. The Internal Revenue Code of 1986 and the regulations thereunder, all as amended and in effect from time to time.

         Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests, assignments, and mortgage liens created by the Security Documents, including, without limitation, the Borrowing Base Assets.

         Commitment.  With respect to each Lender, the amount set forth on
Schedule 1 hereto as the amount of such Lender's commitment to make Loans to the Borrower, as the same may be reduced from time to time.

         Commitment Percentage. With respect to each Lender, the percentage set forth on SCHEDULE 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders.

         Consolidated or consolidated. With reference to any term defined herein, that term as applied to HH Trust and its Subsidiaries, consolidated in accordance with generally accepted accounting principles. At the option of the Lenders, any financial reports required hereunder shall be submitted, and any financial covenants established hereunder shall be calculated, on a Consolidated basis by the Borrower.

         Costs Expended to Date. The sum of project costs expended to date (excluding interest) by the Borrower for Assets Under Development that qualify as Borrowing Base Assets.

         Covenant Compliance Certificate. A certificate from each of the Borrowers and Guarantor in the form attached at Exhibit C.

         Debt Service Charges (Borrower). For any fiscal period, interest (including capitalized interest) plus scheduled debt amortization and fees associated with Letters of Credit, excluding optional prepayments and bullet maturities other than from loan acceleration; provided that (a) only the Borrower's share of such interest and scheduled debt amortization owed by any Partially-Owned Real Estate Holding Entity that are without recourse to the Borrower shall be included within "Debt Service Charges (Borrower)" and (b) all of such interest and scheduled debt amortization owed by any Partially-Owned Real Estate Holding Entity that are recourse to the Borrower shall be included within "Debt Service."

         Debt Service Charges (Facility). For any fiscal period of the Borrower, the sum of (i) the expenses of the Borrower for such period for (x) interest payable with respect to the Obligations (including the current portion thereof) and (y) fees payable hereunder, including without limitation, fees associated with Letters of Credit, under the other Loan Documents, in connection with the Obligations plus (ii) current maturities of the Obligations for such period excluding optional prepayments and bullet maturities, in each case determined in accordance with generally accepted accounting principles.

         Default. A condition or event which would, with either the giving of notice or lapse of time or both, constitute an Event of Default.

         Default Rate.  See Section 3.6.

         Deferred Maintenance.  See Section 9.16.

         Deferred Maintenance Account.  See Section 9.16.

         Deferred Maintenance Schedule. A schedule to be prepared by the Borrower regarding the repairs and improvements necessary or appropriate for the maintenance of the Collateral, which schedule shall be in form and substance satisfactory to the Agent. The schedule shall (i) be based on the Engineering Report, (ii) contain an estimate of the amounts needed to complete the repairs and improvements recommended therein, and (iii) set forth a description of each item of work and the estimated cost thereof on a separate line.

         Delinquent Lender.  See Section 15.5.

         Distribution. The (i) declaration or payment of any dividend, (ii) distribution of cash or other property, (iii) purchase, redemption, or other retirement (directly or indirectly), or (iv) other distribution, in each case, of, on or in respect of any shares of any class of capital stock, partnership interests, or other beneficial or ownership interests of the Borrower.

         Dollars.  The lawful currency of the United States of America.

         Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Exhibit B.

         Eligible Assignee. Any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (d) the central bank of any country that is a member of the OECD.

         Engineering Report. A building inspection report or reports of one or more qualified engineering or similar inspector firm approved by the Agent of each proposed Borrowing Base Asset commissioned by the Agent at the Borrower's expense or provided by the Borrower at the Borrower's expense. In the Agent's discretion, the Agent may accept so-called "Property Improvement Plan (PIP)" reports prepared by or on behalf of the franchisors of the Borrowing

Base Assets in lieu commissioning a new engineering report; provided that the Agent reserves the right to require preparation of a more detailed engineering report if the PIP report is not satisfactory in all respect to the Agent.

         Environmental Laws.  As specifically defined in the Security Deed.

         ERISA Plan. Any employee benefit, employee pension, or multiemployer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Event of Default.  See Section 13.

         Facility. The revolving credit facility and letters of credit made available to the Borrower by the Lenders pursuant to this Agreement.

         Financial Covenants.  The financial covenants of Borrower set forth in
Section 11.

         Financing Statements. Uniform Commercial Code Form 1 Financing Statement(s) from any of the Obligors in favor of the Agent.

         Funds From Operations. Consolidated Net Income (Loss) before extraordinary items, computed in accordance with GAAP, plus, to the extent deducted in determining Net Income (Loss) and without duplication, (i) gains (or losses) from debt restructuring and sales of property (or adjustment to basis of properties or other assets), (ii) non-recurring charges, (iii) provisions for losses, (iv) real estate related depreciation, amortization and other non-cash charges (excluding amortization of financing costs), and (v) amortization of organizational expenses minus, to the extent included in net income (loss) and without duplication, (a) non-recurring income and (b) equity income (loss) from unconsolidated partnerships and joint ventures less the proportionate share of funds from operations of such partnerships and joint ventures, which adjustments shall be calculated on a consistent basis.

         GAAP or Generally accepted accounting principles.  Principles that are
(a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Governmental Authority. The United States of America, the State in which any Borrowing Base Asset is located, the city or town in which any Borrowing Base Asset is located, and any political subdivision, agency, authority, department, commission, board, bureau, or instrumentality of any of them.

         Gross Receipts. The sum of cash actually received during any fiscal period of the Borrower with respect to the Real Estate Assets in payment of the following items:

                 (a) rentals, including minimum or base rent, percentage rent, and any other payments received from HH Management and any other tenants occupying space in any of the Real Estate Assets during such period;

                 (b) cash reimbursements from tenants of operating expenses, insurance premiums, and real estate taxes and the cost of tenant improvements;

                 (c) parking revenues received in connection with the operation of parking facilities;

                 (d) receipts from laundries, vending machines, recreational facilities and any and all other operating revenues received from the Real Estate Assets.

         If the Borrower shall receive cash by reason of fire or other casualty insurance proceeds, or a taking by eminent domain, or a loan or advance or a sale of any part of the Real Estate Assets, such amounts shall not be included in Gross Receipts.

         Gross Receipts shall be determined on a cash basis consistent with the basis used in the preparation of the computations of Gross Receipts furnished pursuant to Section 8.3 of this Agreement. Notwithstanding the foregoing, Gross Receipts with respect to a Real Estate Asset acquired during the preceding twelve (12) months from the date of such determination of Gross Receipts shall include all gross receipts of the preceding twelve (12) months that fall into categories (a) through (d) above without regard to whether the amounts were received by the Borrower or the prior owner(s) of such Borrowing Base Asset. Inclusion of gross receipts from the prior owner(s), however, shall be conditioned upon the submission of adequate documentation of Gross Receipts during the prior owner(s)' ownership.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantor. Solomons and any other Person that may hereafter become a guarantor of the Facility.

         Guaranty.  Section 12 of this Agreement.

         HHLP. Humphrey Hospitality Limited Partnership, a Virginia limited partnership, which is one of the Borrowers, is fee owner of each of the initial Borrowing Base Assets except the Solomons Property, and is the sole general partner of Solomons.

         HH Management. Humphrey Hospitality Management, Inc., a Maryland corporation, which is tenant and operator of each of the Borrowing Base Assets.

         HH REIT. Humphrey Hospitality REIT Trust, a Maryland real estate investment trust, which is one of the Borrowers and is the sole general partner of HHLP.

         HH Trust. Humphrey Hospitality Trust, Inc., a Virginia corporation, which is one of the Borrowers and is the sole shareholder of HH REIT.

         Hotel Operator.  See Section 9.15.

         Imputed Capital Expenditure Reserve. A four percent (4%) unfunded reserve for replacements and other purposes for the Real Estate Assets, including the Borrowing Base Assets less funded reserves, if any, for such purposes. The Imputed Capital Expenditure Reserve shall be calculated on a rolling basis to adjust for acquisitions and dispositions of Real Estate Assets.

         Imputed Debt Service Charges (Facility).  See Section 11.5.

         Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all liabilities under capitalized leases; and (d) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including the obligations to reimburse the issuer in respect of any letters of credit. Notwithstanding the foregoing, only such obligor's pro rata share of Indebtedness owed by any Partially-Owned Real Estate Holding Entity that is without recourse to such obligor shall be included within "Indebtedness," and all Indebtedness owed by any Partially-Owned Real Estate Holding Entity that is recourse to such obligor shall be included within "Indebtedness."

         Indemnity Agreement. The Indemnity Agreement Regarding Hazardous Materials, dated or to be dated on or prior to the Closing Date, made by the Borrower and the Guarantor in favor of the Agent on behalf of the Lenders.

         Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect to any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person.

         Leases. (1) The leases between HHLP, as landlord, and HH Management, as tenant, of each of the Borrowing Base Assets except the Solomons Property;
(2) the lease between Solomons, as landlord, and HH Management, as tenant, of the Solomons Property; and (3) any and all other leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any of the Borrowing Base Assets by Persons other than HHLP, Solomons or any other owner of any future Borrowing Base Asset that may become a Borrower or Guarantor, as fee owner of the applicable Borrowing Base Asset.

         Lenders.  BankBoston and the other lending institutions listed on
Schedule 1 hereto and any other Person that becomes an assignee of any rights and obligations of a Lender pursuant to Section 21.

         Letter of Credit. An irrevocable standby letter of credit issued by the Agent in a face amount denominated in dollars for the Borrower's account for a Letter of Credit purpose.

         Letter of Credit Application. A letter of credit application completed on the Agent's customary form, or such other form that the Agent may find satisfactory in the Agent's discretion, and executed and submitted to the Agent by the Borrower, together with such other information, documents, and instruments as the Agent may request the Borrower to submit to the Agent with such application form.

         Letter of Credit Collateral Account. Any deposit account, at and for the benefit of the Agent, into which the Borrower may be required by the Agent, from time to time, and in accordance with the terms of this Agreement, to make cash deposits to be held by the Agent as cash collateral to secure the Borrower's contingent and other reimbursement obligations to the Agent under outstanding Letters of Credit.

         Letter of Credit Fee. The annual fee in an amount equal to two percent (2.0%) per annum of the face amount of each Letter of Credit plus the Agent's issuance fee.

         Letter of Credit Maximum Amount.  Five million Dollars
($5,000,000.00).

         Loan Documents. This Agreement, the Notes, the Indemnity Agreement, and the Security Documents, and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Facility.

         Majority Lenders. As of any date, the Lenders holding at least fifty-one percent (51%) of the Outstanding principal amount of the Notes on such date; and if no such principal is Outstanding, the Lenders whose aggregate Commitments constitute at least fifty-one percent (51%) of the Aggregate Commitment.

         Maturity Date.  September 1, 2001.

         Maximum Availability.  See Section 2.1.

         Net Income (or Deficit). The net income (or deficit) for any fiscal period of any Person, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary items of income.

         Net Operating Income. The amount by which the Gross Receipts of Borrower from each Real Estate Asset or Assets for any fiscal period exceed the aggregate of the following items for such fiscal period:

                 (a) all operating costs and expenses incurred in the operation of such Real Estate Assets, including, without limitation, real estate taxes and betterment assessments, management fees for such Real Estate Assets and cash security deposits from tenants returned to tenants in cash to the extent the same were included as a part of Gross Receipts;

                 (b)      capital expenditures on the Real Estate Assets;

                 (c) funded reserves established for replacement and other purposes for such Real Estate Assets for which funds are set aside in a separate account or accounts, paid in cash (or, in the case of reserves, set aside in cash) during such period, but there shall not be deducted from Gross Receipts amounts paid from funded reserves theretofore established; and

                 (d)      the Imputed Capital Expenditure Reserve.

                 Without limitation, charges for income taxes, capital gain taxes, corporate excise taxes and similar taxes, and depreciation, amortization and other non-cash expenses shall not be deducted from Gross Receipts in determining Net Operating Income

                 Net Operating Income shall be determined on a cash basis, modified as described above, consistent with the basis used in the preparation of the computations of Net Operating Income furnished pursuant to Section 8.3 of this Agreement. With respect to any fiscal period, if Gross Receipts includes any amounts received by the prior owner(s) of a Borrowing Base Asset acquired within the preceding twelve (12) months, then items (a) through (d) above for the same fiscal period of the prior owner(s) shall be included in the determination of Net Operating Income. Inclusion of receipts and operating expenses from the prior owner(s), however, shall be conditioned upon the submission of adequate documentation of Gross Receipts and operating expenses during the prior owner(s)' ownership.

         Net Worth.  Borrower Market Value less Consolidated Indebtedness.

         Notes.  See Section 3.1.

         Obligations. All indebtedness, obligations and liabilities of any of the Borrower to any of the Lenders and the Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of the Facility or any of the Notes, or other instruments at any time evidencing any thereof.

         Obligor(s). Each Borrower and, if any Borrower is a partnership, each general partner of such Borrower and each Guarantor and, if any Guarantor is a partnership, each general partner of such Guarantor.

         Organizational Documents. For any corporation, partnership, trust, limited liability company, limited liability partnership, unincorporated association, business or other legal entity, the documents pursuant to which such entity has been established or organized, as such documents may be amended from time to time.

         Outstanding. With respect to the Facility, the aggregate unpaid principal of the Revolving Credit Loans and the aggregate outstanding exposure of issued Letters of Credit as of any date of determination.

         Partially-Owned Real Estate Holding Entity. With respect to any Person, any real estate holding entity in which such Person owns directly or indirectly some but less than all of the ownership interest in such entity.

         Party(ies). Each Obligor; if any Obligor is a partnership, each partner authorized to execute documents on behalf of such Obligor; if any Obligor is a limited liability company or corporation, each officer or other Person authorized to execute documents on behalf of such Obligor; and if any Obligor is a trust, each trustee of such Obligor.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Liens. Liens, security interests and other encumbrances, permitted by Section 10.4.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Personal Property. All materials, furnishings, fixtures, furniture, machinery, equipment and all items of tangible or intangible personal property now or hereafter owned or acquired by the Borrower, in which the Lender has been, or will be granted an interest to secure the Project Obligations.

         Project Approvals. All approvals, consents, waivers, orders, agreements, acknowledgments, authorizations, permits and licenses required under applicable Requirements or under the terms of any restriction, covenant or easement affecting the Assets Under Development, or otherwise necessary or desirable, for the ownership, acquisition, use, occupancy and operation of the Assets Under Development, whether obtained from a Governmental Authority or any other Person.

         Real Estate Assets. All real estate assets wholly owned by HH Trust and/or its Subsidiaries, including but not limited to the Borrowing Base Assets.

         Record. Any record, including computer records, maintained by each Lender with respect to the balance due under the Revolving Credit Loan(s) made by such Lender to the Borrower.

         Requirements. Any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the acquisition, ownership, use, occupancy and operation of any of the Borrowing Base Assets.

         Revolving Credit Loans. Revolving credit loans made or to be made by the Lenders to the Borrower pursuant to Section 2.

         Security Deeds. Collectively, the Mortgages and Security Agreements and Deeds of Trust and Security Agreements, dated or to be dated on or prior to the Closing Date, made by HHLP with respect to each of the HHLP owned Borrowing Base Assets or by Solomons with respect to the Solomons Property in favor of the Agent and any future Mortgages and Security Agreements and Deeds of Trust and Security Agreements granted by HHLP, Solomons, or any other owner of future additional or substitute Borrowing Base Assets.

         Security Documents. The Security Deeds, the Assignments of Leases and Rents dated as of the date hereof, the Financing Statements, and any other agreement, document or instrument now or hereafter securing the Obligations.

         Solomons. Solomons Beacon Inn Limited Partnership, a Maryland limited partnership, which is a Guarantor and is the fee owner of the Solomons Property.

         Solomons Property. The Borrowing Base Asset owned by Solomons and located in Solomons, Maryland. The Solomons Property is more particularly described in the Security Deed from Solomons.

         Subsidiary. Any corporation, partnership, association, trust, or other business entity of which the designated parent shall at any time own directly, or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding voting interests therein and shall control such entity. "Control," as used in this definition, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of an entity, whether through ownership of voting stock, by contract or otherwise.

         Substitution Request.  See Section 7.3.

         Survey. An instrument survey of the Land and the Improvements dated or recertified not earlier than thirty (30) days before the proposed inclusion of the applicable Real Estate Asset as a Borrowing Base Asset and prepared in accordance with the Agent's survey requirements, which are attached as Exhibit F, such survey to be satisfactory to the Agent in form and substance.

         Surveyor Certificate. With respect to any Survey, a certificate executed by the surveyor who prepares such Survey dated as of a recent date and containing such information relating to the Project as the Lender or the Title Insurance Company may require, such certificate to be satisfactory to the Lender in form and substance.

         Taking. Any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

         Title Insurance Company. Chicago Title Insurance Company and such other companies as may be approved by the Agent from time to time.

         Title Policies. One or more ALTA standard form title insurance policies issued by any of the Title Insurance Companies (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements) in a combined amount not less than the Aggregate Commitment insuring the priority of each Security Deed and insuring that HHLP or Solomons, as applicable, holds marketable fee simple title to each of the Borrowing Base Assets, subject only to such exceptions as the Agent may approve, and shall contain such endorsements and affirmative insurance as the Agent in its discretion may require.

         Total Assets. All assets of the Borrower determined in accordance with generally accepted accounting principles.

         Total Liabilities. All liabilities of the Borrower determined in accordance with generally accepted accounting principles and all Indebtedness of the Borrower, whether or not so classified.

         Tri-Party Agreement. The Tri-Party Agreement of even date among HHLP and Solomons, as owners of the Borrowing Base Assets, HH Management, as tenant and operator of the Borrowing Base Assets, and the Agent.

         Turnover Payment.  See Section 12.2.

         Unused Facility Fee. A fee payable quarterly in arrears by Borrower to the Agent for the Lenders accruing at a rate equal to the percent per annum shown in the following chart on the average available but unborrowed portion of the Aggregate Commitment and calculated at the end of each calendar quarter based on the average available but unborrowed portion of the Aggregate Commitment for such quarter.

              ==================================================================
                         UNUSED AGGREGATE               UNUSED FACILITY FEE
                            COMMITMENT
              ==================================================================
                           < one-third                         0.15%
              ------------------------------------------------------------------
                     > one-third < two-thirds                  0.20%
                     -
              ------------------------------------------------------------------
                           > two-thirds                        0.25%
                           -
              ==================================================================

         1.2     RULES OF INTERPRETATION.

                 (a) A reference to any Loan Document, agreement, budget, document or schedule shall include such agreement, budget, document or schedule as revised, amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                 (b) A reference to any Exhibit hereto shall be deemed to specifically incorporate the terms and provisions of such Exhibit herein.

                 (c) The singular includes the plural and the plural includes the singular.

                 (d) A reference to any law includes any amendment or modification to such law.

                 (e) A reference to any Person includes its permitted successors and permitted assigns.

                 (f) Accounting terms not otherwise defined herein have the meaning assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                 (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

                 (h) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

2.       AGREEMENT TO MAKE REVOLVING CREDIT LOANS.

         2.1 AGREEMENT TO MAKE REVOLVING CREDIT LOANS. Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to the Borrower jointly and severally from time to time before the Maturity Date such sums as are requested by the Borrower up to a maximum aggregate amount Outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment so long as the sum of the Outstanding amount of the Revolving Credit Loans and Letters of Credit (after giving effect to all amounts requested) shall not at any time exceed the lesser of (i) the Aggregate Commitment and (ii) the then-current Borrowing Base Advance Rate (collectively, the "MAXIMUM AVAILABILITY"). The Borrower may borrow, repay, and reborrow the Revolving Credit Loans from time to time before the Maturity Date upon notice by the Borrower to the Agent given in accordance with EXHIBIT B. The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 6 have been satisfied on the date of such request.

         2.2 PURPOSE OF FACILITY. Proceeds of the Facility shall be available for working capital and other general corporate purposes of the Borrower.

         2.3 REDUCTION OF AGGREGATE COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce by $1,000,000.00 or an integral multiple thereof or terminate entirely the Aggregate Commitment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Lenders of the substance thereof. No reduction or termination of the Commitments may be reinstated.

         2.4 ADVANCES DO NOT CONSTITUTE A WAIVER. No Revolving Credit Loan made by any Lender shall constitute a waiver of any of the terms and conditions of this Agreement, nor, in the event the Borrower fails to satisfy any such condition, shall any such Revolving Credit Loan have the effect of precluding the Agent or any Lender from thereafter declaring such failure to satisfy a condition to be an Event of Default.

3.       THE NOTES, INTEREST RATE OPTIONS, REPAYMENT OF REVOLVING CREDIT LOANS.

         3.1 THE NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "NOTE"), dated as of the Closing Date and completed with appropriate insertions. One Note shall be made to the order of each Lender payable in a principal amount equal to such Lender's Commitment or, if such Lender's Commitment is not then fully advanced, the aggregate outstanding amount of all Revolving Credit Loans made by such Lender, plus interest accrued thereon, as set forth in this Agreement.

         3.2     FUNDS FOR REVOLVING CREDIT LOANS.

                 (a) Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Lenders will make available to the Agent, at the

Agent's Head Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Section 6 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Lenders. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's Commitment Percentage of any requested Revolving Credit Loans.

                 (b) The Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Lender's Commitment Percentage of such Revolving Credit Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Lender within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

         3.3 THE RECORD. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of the principal of such Lender's Note, an appropriate notation on the Lender's Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loan set forth on such Lender's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal or interest on any Note when due. Further, the outstanding amount of any Revolving Credit Loan as reflected on each Lender's Note Record from time to time shall be considered presumptively correct and binding on the Borrower absent manifest error unless within ten (10) Business Days after receipt of any notice by the Borrower of such outstanding amount, the Borrower shall notify such Lender to the contrary.

         3.4 INTEREST ON THE REVOLVING CREDIT LOANS. The Revolving Credit Loans shall bear interest at the interest rates, and such interest shall be payable, as set forth in Exhibit B.

         3.5 INTEREST RATE SELECTION; CONVERSION. The Borrower shall have such rights as are set forth in Exhibit B to select and, as applicable, convert Revolving Credit Loans from one Type of Revolving Credit Loan to another Type of Revolving Credit Loan.

         3.6 DEFAULT INTEREST. Upon the occurrence of an Event of Default, at the Lenders' option, the Revolving Credit Loans and all other amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to four percent (4%) above the then applicable highest rate of interest under the Notes until such amount shall be paid in full (after as well as before judgment) (the "DEFAULT RATE").

         3.7 PREPAYMENT. The Borrower shall not have the right at any time to prepay the Revolving Credit Loans on or before the Maturity Date, as a whole, or in part, except as set forth in Exhibit B.

         3.8 MATURITY. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         3.9 MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the Outstanding amount of the Revolving Credit Loans and Letters of Credit exceeds the then applicable Maximum Availability then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application to the Revolving Credit Loans. Each prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

4.       LETTERS OF CREDIT.

         4.1 ISSUANCE. The Agent hereby agrees, subject to and in accordance with the terms and conditions set forth in this Section 4, to issue, from time to time after the Closing Date and not later than sixty (60) days before the Maturity Date, Letters of Credit on behalf of the Lenders for the account of any Borrower.

                 No Letter of Credit shall be issued or renewed unless at the time of such issuance or renewal:

                 (a)      no Event of Default shall exist;

                 (b) no event, circumstance or condition shall exist or shall have occurred and be continuing that has a materially adverse effect on any Borrower, any Guarantor, or any Borrowing Base Asset;

                  (c) the amount of such Letter of Credit, when added to the then outstanding Letters of Credit hereof, does not exceed the Letter of Credit Maximum Amount;

                 (d) the amount of such Letter of Credit, when added to the then outstanding balance of all Revolving Credit Loans and outstanding Letters of Credit, does not exceed the Maximum Availability; and

                 (e) there shall not be more than four (4) other outstanding Letters of Credit at the time of issuance.

         4.2 LETTER OF CREDIT EXPIRY DATES. Each Letter of Credit shall have an expiry date not more than one (1) year after the date that the Letter of Credit is issued; provided that no Letter of Credit shall be issued with an expiry date later than thirty (30) days prior to the Maturity Date.

         4.3 APPLICATION. The Borrower shall request the issuance of a Letter of Credit by its execution and delivery to the Agent of a Letter of Credit Application together with a Covenant Compliance Certificate in the form attached to this Agreement at Exhibit C at least five (5) Business Days before the proposed issuance date of the Letter of Credit. If the Letter of Credit Application is acceptable to the Agent and all of the conditions for issuance of a Letter of Credit remain satisfied, then the Agent shall prepare the Letter of Credit in a form acceptable to the Agent in accordance with the instructions set forth in the approved Letter of Credit Application and shall issue the Letter of Credit to the beneficiary of such Letter of Credit unless otherwise instructed by the Borrower.

         4.4 LETTER OF CREDIT FEES. The Borrower shall pay to the Agent an annual Letter of Credit Fee for each Letter of Credit issued under this Agreement, which Letter of Credit Fee shall be due and payable in advance on the date that the Letter of Credit is issued or extended. The Borrower shall also pay to the Agent on demand an issuance fee of twenty (20) basis points and such other amendment and letter of credit transaction fees as may be announced by the Agent from time to time.

         4.5 LETTER OF CREDIT RESERVES. If any change in any Law or in the interpretation thereof by any court or other governmental authority charged with administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Letter of Credit, or (b) impose on the Agent or any other Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clauses (a) or (b) of this Section shall be to increase the cost to the Agent or any other Lender of issuing any Letter of Credit, then upon demand by the Agent or such other Lender, the Borrower shall pay to the Agent or such other Lender such additional amounts as may be necessary to compensate the Agent or such other Lender for such increased costs. A certificate submitted by the Agent or such other Lender to the Borrower, stating such increased costs of issuing Letters of Credit, shall be conclusive, absent manifest error, as to the amount of such increased costs.

         4.6     PAYMENTS ON LETTERS OF CREDIT.

                 (a) The Borrower covenants and agrees to immediately and without demand, and without set-off, defense or counterclaim of any kind, reimburse the Agent in Dollars in immediately available funds all amounts drawn under Letters of Credit. The Agent shall promptly notify each of the Lenders of each such draw.

                 (b) Before the occurrence of an Event of Default, and unless otherwise immediately reimbursed to the Agent in Dollars in immediately available funds by the Borrower, but only to the extent that Base Rate Loans may be made under this Agreement in the necessary amounts at such times, all amounts drawn under Letters of Credit shall be reimbursed to the Agent with proceeds of Base Rate Loans made under this Agreement to the Borrower (and regardless of whether the Borrower shall have requested such Base Rate Loans) and directly advanced to the Agent (without instruction or authorization from the Borrower) for the purpose of making such reimbursements. All such amounts to be reimbursed with the proceeds of Base Rate Loans shall upon the Agent's instruction be advanced by the Lenders (including the Agent) in accordance with the terms of this Agreement, and such Base Rate Loans shall be repayable in accordance with the terms of this Agreement and the other Loan Documents.

                 (c) Upon the occurrence of an Event of Default, all of the Borrower's reimbursement obligations under Letters of Credit, including the Borrower's obligations to reimburse the Agent for amounts drawn under Letters of Credit and the Borrower's contingent obligations for amounts not yet drawn under outstanding Letters of Credit, whether then due or otherwise, shall be immediately due and payable by the Borrower to the Agent. All such immediately due and payable amounts paid to the Agent in respect of such contingent obligations for amounts not yet drawn shall be held by the Agent in the Letter of Credit Collateral Account as cash collateral and applied by the Agent to reimburse the Agent from time to time for amounts drawn under Letters of Credit until all Letters of Credit have expired and the Agent has been reimbursed for all amounts drawn under Letters of Credit. The Borrower hereby assigns to the Agent and grants the Agent a security interest in all amounts so held in any Letter of Credit Collateral Account as cash collateral for the Borrower's reimbursement obligations under Letters of Credit. Any draw under an outstanding Letter of Credit after the funding of the Letter of Credit Collateral Account shall be paid by the Agent first with funds held in the Letter of Credit Collateral Account to the extent funds are available therein and are permitted by law to be disbursed and next by Borrower in any amount not so paid from the Letter of Credit Collateral Account, regardless of the reason for such non-payment from the Letter of Credit Collateral Account and regardless of whether there is a balance in the Letter of Credit Collateral Account. If the Borrower fails to pay such reimbursement obligations immediately, including such amounts as are required to be held in the Letter of Credit Collateral Account, the Lenders shall upon the Agent's instruction, and regardless of whether the Borrower shall have requested such Base Rate Loans or given the Agent instructions to the contrary, immediately make Base Rate Loans to the Borrower and directly apply the proceeds of such Base Rate Loans to the payment of some or all of such reimbursement obligations and to the funding of some or all of such amounts to be held in and disbursed to the Agent from the Letter of Credit Collateral Account. All such amounts paid or held from the proceeds of Base Rate Loans shall be repayable in accordance with the terms of this Agreement and the other Loan Documents. When all outstanding Letters of Credit have expired or have been drawn, any amounts remaining in the Letter of Credit Collateral Account shall be applied to any Obligations and the surplus, if any, returned to the Borrower.

                 (d) The Borrower's agreement and obligation to reimburse the Agent for amounts due and payable as set forth in the preceding clauses of this Section (including all such amounts in respect of contingent obligations) shall be absolute and unconditional under all circumstances and shall be paid without set-off, counterclaim, or defense to payment which the Borrower may have against the beneficiary of any such Letter of Credit, or the Agent, any Lender or any other Person, including any set-off, counterclaim or defense based on any drawing documents proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit or any Letter of Credit Application, this Agreement, the Notes, or any other Loan Documents.

         4.7     OTHER REIMBURSEMENT OF AGENT BY LENDERS.

                 (a) Upon any draw under a Letter of Credit, and to the extent not reimbursed by the Borrower or pursuant to an advance made under a Base Rate Loan, each Lender, immediately upon demand by the Agent, shall reimburse the Agent in an amount equal to such Lender's Commitment Percentage of the amount of such draw. In addition, upon an Event of Default, each Lender shall, upon the written request of the Agent remit to the Agent as security for its obligations as a participant in each outstanding Letter of Credit (and not as an advance under a Base Rate Loan), its Commitment Percentage of all outstanding Letters of Credit, which amount shall be held by the Agent in the Letter of Credit Collateral Account and applied to draws under the outstanding Letters of Credit or returned to each Lender upon the expiration of all outstanding Letters of Credit, as applicable. Each Lender may, in lieu of its obligations under the preceding sentence, deliver to the Agent a letter of credit in form and substance satisfactory to the Agent.

                 (b) Each of the Lenders irrevocably and unconditionally agrees to honor any demands for payment under this Section and promises to pay on the same Business Day as demanded the amounts required to be paid by it pursuant to this Section in immediately available funds, without any set-off, counterclaim or deduction of any kind. Any payment by a Lender as required by the immediately preceding sentence shall in no way release, discharge or lessen the joint and several obligation of the Borrower to pay any Obligations in accordance with the provisions of this Agreement. The obligation of each of the Lenders to remit the amounts required to be paid by it pursuant to this Section shall be unconditional and irrevocable under any and all circumstances and may not be terminated, suspended or delayed for any reason whatsoever, including any Default or Event of Default or any remedial action taken by the Agent or the Lenders in connection therewith; provided that all payments of such amounts by each of the Lenders shall be without prejudice to the right of each of the Lenders for any claim any Lender may have against the Agent as a result of the Agent's alleged gross negligence or willful misconduct which may be brought by such Lender in a separate action against the Agent but may not be used as a defense to payment under the provisions of this Section.

                 (c) No failure of any Lender to remit the amounts required to be paid by it pursuant to this Section shall affect the obligations of the Agent under any Letter of Credit, and if any Lender does not remit the amounts required to be paid by it pursuant to this Section on the same Business Day as demanded as above provided, then without limiting such Lender's obligation to transmit funds on the same Business Day as demanded, such Lender shall be obligated to pay, on demand of the Agent and without set-off, counterclaim or deduction of any kind whatsoever an amount equal to the product of (i) a fraction, the numerator of which is the daily average Federal Funds Rate during such period and the denominator of which is 360, times (ii) the amounts required to be paid by such Lender pursuant to this Section, times
(iii) the number of days that elapse from the due date of such Lender's payment to the date on which such Lender's payment shall have become immediately available to the Agent.

                 (d) If any amount paid to the Agent by the Borrower on account of any Letter of Credit is rescinded or required to be restored or turned over by the Agent upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor, trustee, conservator or similar officer for the Borrower, the Agent shall promptly notify each of the Lenders and shall demand payment from each of the Lenders of its Commitment Percentage of such amount so restored or turned over by the Agent, and the Lenders shall immediately make such payment upon demand.

         4.8     INSTRUCTION TO PAY; INDEMNIFICATION.

                 (a) The Borrower hereby irrevocably instructs the Agent to pay any draft complying with the terms of any Letter of Credit. The Borrower assumes all risks of the acts and omissions of the beneficiary and other users of any Letter of Credit.

                 (b) The Agent and its branches, affiliates and/or correspondents shall not be responsible for any, and the Borrower shall indemnify and hold the Agent, the Lenders and their branches, affiliates and correspondents harmless from and against all, liability, loss and expense (including reasonable attorney's fees and costs) incurred by the Agent, the Lenders or their branches, affiliates or correspondents relative to or as a consequence of (i) any failure of the Borrower to perform the agreements hereunder and under any Letter of Credit Application, (ii) any Letter of Credit Application, this Agreement, any Letter of Credit and any drafts and acceptances under or purporting to be under any Letter of Credit, (iii) any action taken or omitted by the Lenders, the Agent or their branches, affiliates or correspondents at the request of the

Borrower, (iv) any failure or inability to perform in accordance with the terms of any Letter of Credit by reason of any control or restriction rightfully or wrongfully exercised by any de facto or de jure government, group or individual asserting or exercising governmental powers, and (v) any consequences arising from causes beyond the control of the Agent or the Lenders, or their branches, affiliates or correspondents.

                 (c) Except for gross negligence and willful misconduct of the Agent, the Lenders and their branches, affiliates and correspondents, the Agent, the Lenders and their branches, affiliates and correspondents, shall not be liable or responsible in any respect for any (i) error, omission, interruption or delay in transmission, dispatch or delivery of any one or more messages or advices in connection with any Letter of Credit, whether transmitted by cable, telegraph, mail or otherwise and despite any cipher or code which may be employed, or (ii) action, inaction or omission that may be taken or suffered by it or them in good faith or through inadvertence in identifying or failing to identify any beneficiary or otherwise in connection with any Letter of Credit.

                 (d) Any Letter of Credit may be amended, modified or revoked only upon the receipt by the Agent from the Borrower, the beneficiary (including any transferees and assignees of the original beneficiary), the Agent and the Lenders of a written consent and request for such amendment, modification or revocation, and then only on such terms and conditions as the Agent may prescribe in the Agent's discretion.

                 (e) If any Laws, orders of court and/or rulings or regulations of any governmental authorities of the United States, any state, or foreign government permits the beneficiary under a Letter of Credit to require the Agent or its branches, affiliates or correspondents to pay drafts under or purporting to be under a Letter of Credit after the expiration date of the Letter of Credit, the Borrower shall reimburse the Agent for any such payment pursuant to Section 4.6.

                 (f) Except as may otherwise be specifically provided in a Letter of Credit or Letter of Credit Application, the laws of the Commonwealth of Massachusetts and the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 shall govern the Letters of Credit. In the event of a conflict between the Uniform Customs and Practice for Documentary Credits and the laws of the Commonwealth of Massachusetts, the laws of the Commonwealth of Massachusetts shall prevail.

5.       COMMITMENT FEE; PAYMENTS AND COMPUTATIONS.

         5.1 COMMITMENT FEE. The Borrower agrees to pay to the Agent for the pro rata accounts of the Lenders a commitment fee, which shall be detailed in a separate fee letter.

         5.2 AGENT'S FEE. The Borrower shall pay the Agent's Fee to the Agent, for the Agent's own account, on the Closing Date; provided that if BankBoston is the sole Lender on the Closing Date, payment of the Agent's fee shall be deferred until BankBoston transfers a portion of the Aggregate Commitment to an Eligible Assignee pursuant to Section 21. Upon such transfer, the Borrower shall pay the Agent's Fee within ten (10) days after demand by the Agent.

         5.3 UNUSED FACILITY FEE. The Borrower shall pay to the Agent the Unused Facility Fee for each year or portion thereof prior to the termination of the Lenders' obligations to make Revolving Credit Loans under this Agreement. The accrued portion of the Unused Facility Fee shall be due and payable to the Agent quarterly in arrears. If the Borrower repays the Facility in full and terminates in writing the Lenders' obligation to make any further Revolving Credit Loans or issue Letters of Credit, the Borrower shall have no obligation to pay the Unused Facility Fee for the period between such termination and the scheduled Maturity Date. The Agent shall distribute to each Lender such Lender's Commitment Percentage of each Unused Facility Fee paid to the Agent.

         5.4     PAYMENTS.

                 (a) All payments of principal, interest, commitment fees, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, at P.O. Box 3012, Boston, Massachusetts 02241-3012, or at such other location in the Boston, Massachusetts area that the Agent may from time to time designate, in the billing invoice or otherwise, in immediately available funds in lawful money of the United States.

                 (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Lenders or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount that the Lenders or the Agent would have received on, such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         5.5     ADDITIONAL COSTS, ETC.   If any present or future applicable
law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any

Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                 (a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Agent), or

                 (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Agent under this Agreement or any of the other Loan Documents, or

                 (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

                 (d) impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender's Commitment, or any class of loans or commitments of which any of the Loans or such Lender's Commitment forms a part;

and the result of any of the foregoing is

                          (i)     to increase the cost to any Lender of making,
funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment, or

                          (ii)    to reduce the amount of principal, interest,
or other amount payable to such Lender or the Agent hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Loans, or

                          (iii)   to require such Lender or the Agent to make
any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any such receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case that such amounts are being generally passed through to borrowers of similar capitalization and leverage of such Lender, the Borrower will, upon demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, education, payment or foregone interest or other sum.

         5.6 CAPITAL ADEQUACY. If the Agent or any Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements, or the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or such Lender with any of the foregoing imposes or increases a requirement by the Lender to allocate capital resources to the Revolving Credit Loans made, or to be made, hereunder, which has or would have the effect of reducing the return on such Lender's capital to a level below that which such Lender could have achieved (taking into consideration such Lender's then existing policies with respect to capital adequacy and assuming full utilization of such Lender's capital) but for such adoption, change or compliance, by any amount deemed by such Lender to be material and such increase is being generally passed through to borrowers of similar capitalization and leverage with such Lender: (i) the Agent or such Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower; and (ii) the Borrower shall pay to the Agent for the account of such Lender as an additional fee from time-to-time on demand such amount as the such Lender certifies to be the amount that will compensate it for such reduction. In determining such amounts, such Lender may use any reasonable averaging and attribution methods.

         5.7 CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Section 5.5 or Section 5.6 and a brief explanation of such amounts that are due, submitted by any Lender or the Agent to the Borrower, shall be prima facie evidence that such amounts are due and owing.

         5.8 CHARGES AGAINST ACCOUNTS. The Agent and each Lender shall have the right, and the Borrower hereby irrevocably authorizes the Agent and each Lender, to charge any account of the Borrower with the Agent or such Lender, without the further approval of the Borrower, for (a) any installment of interest or principal due under such Lender's Note, (b) any costs or expenses incurred by the Agent or such Lender which are to be paid or reimbursed by the Borrower under the terms of this Agreement or any of the other Loan Documents, or (c) any other sums due to the Agent or such Lender under such Lender's Note, this Agreement or any of the other Loan Documents, and any other Obligations, all to the extent that the same are not paid by the respective due dates thereof. If any Lender makes any of the foregoing charges against any account of the Borrower, such Lender shall use commercially reasonable efforts to notify the Borrower of such charge promptly thereafter.

6.       CONDITIONS TO CLOSING AND ALL ADVANCES.

         The obligation of the Lenders to make the Revolving Credit Loans or to issue Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

         6.1 LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document.

         6.2 LEASES. The Leases shall have been duly executed by the respective parties thereto, shall be in full force and effect, and shall be in form and substance satisfactory to the Lenders. The Agent shall have received a certified or fully executed copy of each Lease. HH Management, as tenant under each of the Leases other than the restaurant Lease at the Solomons Property, shall have duly executed and delivered the Tri-Party Agreement, and each Lender shall have received from the Agent a fully executed copy of such document.

         6.3 CERTIFIED COPIES OF ORGANIZATION DOCUMENTS. The Agent shall have received from each of the Parties a certified copy of its Organization Documents as in effect on such date of certification, such Organizational Documents to be in form and substance satisfactory to the Agent.

         6.4 RESOLUTIONS. All action necessary for the valid execution, delivery and performance by each Party of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from each such Person true copies of the resolutions authorizing the transactions described herein, each certified as of a recent date to be true and complete.

         6.5 INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. The Agent shall have received from each Party an incumbency certificate, dated as of the Closing Date, giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Person each of the Loan Documents to which such Person is or is to become a party; (b) in the case of the Borrower, to make Draw Requests; and (c) to give notices and to take other action on such Party's behalf of under the Loan Documents.

         6.6 VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first lien and security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such lien and security interest shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

         6.7 DELIVERIES REGARDING BORROWING BASE ASSETS. The following items or documents shall have been delivered to the Agent by the Borrower and shall be in form and substance satisfactory to the Agent:

                 (a) Title Policies. The Title Policies, together with proof of payment of all fees and premiums for such policies and true and accurate copies of all documents listed as exceptions under such policies, with such reinsurance or coinsurance as the Agent may require.

                 (b) Other Insurance. Duplicate originals or certified copies of all policies of insurance required hereunder or by the Security Deeds to be obtained and maintained.

                 (c) Environmental Report(s). A Phase I Environmental Site Assessment (an "ESA") dated within six (6) months of the proposed inclusion of the Real Estate Asset as a Borrowing Base Asset and performed by an environmental professional acceptable to the Agent which (i) meets the minimum criteria for Phase I Environmental Site Assessments established under the most recent edition of ASTM Standard Practice E1527, (ii) includes a visual inspection to determine the presence and condition of asbestos containing materials, and (iii) includes observations concerning the potential for wetlands on the Borrowing Base Asset. Such ESA must be satisfactory in all respects to the Agent in its sole discretion and must be accompanied or supplemented by a reliance letter in the form attached as Exhibit D.

                 (d) Engineering Report(s). An Engineering Report, which report or reports shall indicate a condition of the improvements on the Borrowing Base Assets in compliance with all Requirements and in all respects satisfactory to the Agent in its sole discretion and upon which report or reports the Lenders are expressly entitled to rely.

                 (e) Survey and Taxes. A Survey of each of the Borrowing Base Assets (and all existing improvements thereon) and Surveyor's Certificate, and evidence of payment of all real estate taxes and municipal charges on the Borrowing Base Assets that were due and payable prior to the Closing Date.

                 (f) Hotel Franchise Comfort Letter. A comfort letter or comparable agreement from the franchisor of each Borrowing Base Asset in form and substance satisfactory to the Agent.

                  (g) Deferred Maintenance Schedule. A copy of the Deferred Maintenance Schedule, if any, in form and substance satisfactory to the Agent.

         6.8 LEGAL OPINIONS. Each of the Lenders and the Agent shall have received favorable opinions in form and substance satisfactory to the Lenders and the Agent's counsel, addressed to the Lenders and the Agent and dated as of the Closing Date or as of the date of the addition or substitution of a Borrowing Base Asset, from counsel to the Obligors acceptable to the Lenders.

         6.9 LIEN SEARCH. The Agent shall have received a certification from the Title Insurance Company or counsel satisfactory to the Agent (which shall be updated from time to time at the Borrower's expense upon request by the Agent) that a search of the public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements that affect any of the Collateral other than the Security Deeds and Financing Statements and Permitted Encumbrances.

         6.10 APPRAISAL. The Lenders shall have received an Appraisal of each of the Borrowing Base Assets, in form and substance satisfactory to each of the Lenders.

         6.11 COMMITMENT FEE. The Borrower shall have paid to the Agent the commitment fee pursuant to Section 5.1.

         6.12 PERFORMANCE; NO DEFAULT. Each Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the advance of the Revolving Credit Loan or issuance of the Letter of Credit being requested, and there shall exist no Default or Event of Default.

         6.13 REPRESENTATIONS AND WARRANTIES. The representations of warranties made by the Obligors in the Loan Documents or otherwise made by or on behalf of the Obligors in connection therewith shall have been true and correct in all respects when made and shall be true and correct in all respects on the date of any Revolving Credit Loan or issuance of any Letter of Credit.

         6.14 COVENANT COMPLIANCE CERTIFICATE. The Borrower shall have submitted a Covenant Compliance Certificate in the form attached to this Agreement at Exhibit C certifying that the Borrower is in compliance with the Financial Covenants.

         6.15 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Agent's legal counsel, and the Lenders and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         6.16 WAIVER. Any waiver by the Lenders of any of the conditions precedent contained herein for the Closing Date and any Revolving Credit Loan or Letter of Credit shall not be deemed to be a waiver by the Lenders of such conditions precedent for any subsequent Revolving Credit Loan or Letter of Credit, if any, or any other obligation of the Borrowers hereunder.

         6.17 NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Revolving Credit Loan or for the Agent to issue Letters of Credit.

         6.18 GOVERNMENTAL REGULATION. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

7.       COLLATERAL SECURITY

         7.1 BORROWING BASE ASSETS LIST. Attached as Schedule 7.1 is a list identifying all of the initial Borrowing Base Assets. Schedule 7.1 shall be revised and updated whenever there are additional or substitute Borrowing Base Assets.

         7.2 SECURITY. The Obligations shall be secured by a perfected first priority mortgage lien and security in the Borrowing Base Assets by the Agent, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which any Borrower is a party.

         7.3 SUBSTITUTION OF COLLATERAL. From time to time during the term of this Facility following Borrower's written request ("SUBSTITUTION REQUEST") and compliance with the provisions of this Section 7.3, (i) the Lenders shall authorize the Agent to release one or more of the Borrowing Base Assets (as identified by Borrower in its written request) then held by the Agent as Collateral from the lien of the Security Documents, and (ii) the Borrower shall furnish the Lenders with new Collateral in substitution for the then-current Collateral to be released and shall deliver and cause to be filed and recorded, as needed, such agreements or other documentation necessary to evidence and secure the interest of the Lenders in the new Collateral, together with a certificate from the Borrower that all the requirements of this Section 7.3 have been satisfied. The Lenders shall agree to the release of Collateral and the substitution and acceptance of new Collateral only upon the satisfaction of the following conditions:

                 (a) The Agent shall make an initial determination in good faith that the Borrowing Base Advance Rate and the Financial Covenants shall remain satisfied. An Appraisal of each such proposed Borrowing Base Asset will be made within sixty (60) days before the date of the substitution to establish that the Borrowing Base Advance Rate and the Financial Covenants shall remain satisfied.

                 (b) No Default, including but not limited to any Default in the Financial Covenants resulting from the substitution of Collateral, by Borrower shall exist under this Agreement or the other Loan Documents at the time of the Substitution Request or at the time of any such release or acceptance and all representations and warranties contained herein or therein shall be true and correct as of the date of substitution.

                 (c) The Lenders shall have no obligation to permit a substitution of Collateral more than once in any three (3) month period except as necessary to cure an Event of Default.

                 (d) Borrower shall satisfy each of the conditions precedent contained in Section 6 hereof (including, without limitation, the execution and delivery by the applicable Borrower to the Agent on behalf of the Lenders of all necessary Security Documents in connection with such new Borrowing Base Asset, including a Covenant Compliance Certificate) with respect to the new Borrowing Base Asset and the state in which such new Borrowing Base Asset is located.

                 (e) The new Borrowing Base Asset shall be owned by HHLP, Solomons or such other Subsidiary of HH Trust as is acceptable to the Majority Lenders and shall be satisfactory to the Agent and the Majority Lenders in their sole and absolute discretion.

                 (f) There has been and is no insolvency of any Obligor or a materially adverse effect on the financial condition of any Obligor.

                 (g) At the time of the proposed substitution, no litigation or inquiry or injunction or restraining order that may in the Agent's and Majority Lenders' judgment adversely affect Lenders shall be then pending or threatened with respect to the new Borrowing Base Asset, or which could have a materially adverse effect on the business, operations or financial conditions of any Obligor.

                 (h) The substitution of Collateral shall be fully effected within sixty (60) days after approval by the Lenders.

                 (i) The Borrower shall pay or reimburse the Agent for all appraisal fees, title insurance and recording costs, reasonable legal fees and expenses and other costs and expenses incurred by Agent in connection with the new Collateral.

Any failure of the proposed Borrowing Base Asset to meet all of the foregoing conditions shall be deemed a rejection of the proposed Borrowing Base Asset for that Substitution Request and such proposed Borrowing Base Asset shall not be included in the Borrowing Base for any purpose unless and until it is accepted by Lenders and all of the foregoing conditions are satisfied.

         7.4 NEW COLLATERAL. If and when any new Borrowing Base Asset is added (other than a new Borrowing Base Asset that is substituted pursuant to Section 7.3), for any reason, then all of the conditions described in Section
7.3 (excluding Section 7.3(c), but specifically including, without limitation, all conditions described in Section 6 as adopted by Section 7.3(d)) must be fulfilled as conditions precedent to the Borrower's ability to borrow any Revolving Credit Loans or obtain the issuance of any Letters of Credit attributable to the addition of such new Borrowing Base Asset.

8.       REPRESENTATIONS, WARRANTIES AND COVENANTS.

         The Borrower represents, warrants, and covenants to the Lenders and the Agent as follows:

         8.1     ORGANIZATION; AUTHORITY, ETC.

                 (a)      Organization; Good Standing.

                          (i)     HHLP is a limited partnership duly organized
under the laws of the Commonwealth of Virginia pursuant to HHLP's
Organizational Documents and is, and will at all times be, validly existing and in good standing under the laws of such State.

                          (ii)    HH Trust is a corporation duly organized
under the laws of the Commonwealth of Virginia pursuant to HH Trust's Organizational Documents; is, and will at all times be, validly existing and in good standing under the laws of such State; and is a self-directed, self-managed "real estate investment trust" as such term is defined in Section 856 of the Code.

                          (iii)   HH REIT is a a real estate investment trust
duly organized under the laws of the State of Maryland pursuant to HH REIT's Organizational Documents and is, and will at all times be, validly existing and in good standing under the laws of such State.

                          (iv)    Solomons is a limited partnership duly
organized under the laws of the State of Maryland pursuant to Solomons' Organizational Documents and is, and will at all times be, validly existing and in good standing under the laws of such State.

                          (v)     Each of the Parties is, and will at all times
be, duly organized and is, and will at all times be, validly existing, in good standing, and qualified to do business in each jurisdiction where required. Each Party has, and will at all times have, all requisite power to own its property and conduct its business as now conducted and as presently contemplated.

                 (b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Party is or is to become a party and the transactions contemplated hereby and thereby
(i) are within the authority of such Party, (ii) have been duly authorized by all necessary proceedings on the part of such Party, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Party is subject or any judgment, order, writ, injunction, license or permit applicable to such Party, (iv) do not conflict with any provision of the Organizational Documents of such Party, and (v) do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents and the Financing Statements in the appropriate public records with respect thereto.

                 (c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which each Obligor is or is to become a party will result in valid and legally binding obligations of such Obligor enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         8.2 TITLE TO ASSETS. HH Trust or one or more of its Subsidiaries own all of the assets reflected in the balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date). HHLP has good and marketable title to each of the Borrowing Base Assets except the Solomons Property free and clear of liens except for the Permitted Liens. Solomons has good and marketable title to the Solomons Property free and clear of liens except for the Permitted Liens. The execution, delivery or performance of the Loan Documents required to be delivered by the Borrower hereunder will not result in the creation of any lien on any of the Borrowing Base Assets other than in favor of the Lenders. No consent to the transactions contemplated hereunder is required from any ground lessor or mortgagee or beneficiary under a deed of trust or any other party except as has been delivered to the Lenders.

         8.3     FINANCIAL STATEMENTS.

                 (a)      There has been furnished to the Agent:

                          (i)     A Consolidated balance sheet as of the
Balance Sheet Date and a statement of income for the fiscal year then ended, for the Borrower, certified by Borrower's Accountant. Such balance sheets and statements of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. As of the date of this Agreement, there are no liabilities or contingent liabilities of the Borrower known to the officers, partners, or trustees of the Borrower which are not disclosed in said balance sheet and the related notes thereto other than the Obligations.

                          (ii)    A Consolidated balance sheet and a statement
of income of the Borrower for each of the fiscal quarters of the Borrower ended since the Balance Sheet Date certified by Borrower's chief financial officer, partner or trustee to have been prepared in accordance with generally accepted accounting principles consistent with those used in the preparation of the annual audited statements delivered pursuant to paragraph (i) above and to fairly present the financial condition of the Borrower at the close of business on the dates thereof and the results of operations for the fiscal quarters then ended (subject to year-end adjustments).

                          (iii)   A statement of Gross Receipts and Net
Operating Income for each of the fiscal quarters of the Borrower ended since the Balance Sheet Date certified by Borrower's chief financial officer (or, if Borrower has no officer specifically designated as "chief financial officer," such other officer principally responsible for financial matters), partner or trustee as fairly presenting the cash receipts and disbursements of the Real Estate Assets for such period, such statement to be prepared on a basis consistent with the schedule of cash receipts and disbursements delivered pursuant to paragraph (i) above.

                 (b) Such financial statements of the Borrower were prepared (i) on a Consolidated basis with all of its Subsidiaries and (ii) as to the operating statements of the Real Estate Assets, separately for each Real Estate Asset.

         8.4 NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there has occurred no adverse change in the financial condition or business of each Person as shown on or reflected in the respective balance sheet as at the Balance Sheet Date, or the statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any adverse effect either individually or in the aggregate on the business or financial condition of such Person.

         8.5 FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower possesses, and will at all times possess, all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted or as it is intended to be conducted, without known conflict with any rights of others. To the knowledge of the Borrower after reasonable investigation, HH Management possesses, and will at all times possess, all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business at the Borrowing Base Assets substantially as now conducted or as it is intended to be conducted, without known conflict with any rights of others.

         8.6 LITIGATION. There are no actions, suits, proceedings or investigations of any kind pending or threatened against any Obligor or any of the Borrower's Subsidiaries before any court, tribunal or administrative agency or board or any mediator or arbitrator that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the business, assets or financial condition of such Person, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents or the ability of the Borrowing Base Assets to be used and occupied in the manner contemplated by this Agreement and the other Loan Documents.

         8.7 NO MATERIALLY ADVERSE CONTRACTS, ETC. Each Obligor is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. Each Obligor is not, and will not be, a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of such Person.

         8.8 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Each Party is not, and will not at any time be, in violation of any provision of its Organizational Documents or any agreement or instrument to which it may be subject or by which it or any of its properties may be

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bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Party.

         8.9 TAX STATUS. Each Obligor and Subsidiary thereof (a) has made or filed, and will make or file in a timely fashion, all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid, and will pay when due, all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, (c) if a partnership, limited partnership, limited liability partnership, or limited liability company, has, and will maintain, partnership tax classification under the Code, and (d) has set aside, and will at all times set aside, on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the period to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers, partners or trustees of the Borrower know of no basis for any such claim. Such representation is made with respect to property taxes for all Real Estate Assets and all real property assets owned by Partially-Owned Real Estate Holding Entities.

         8.10 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         8.11 SETOFF, ETC. The Collateral and the Lenders' rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses.

         8.12 CERTAIN TRANSACTIONS. Except for the Leases with HH Management and as otherwise set forth on Schedule 8.12 hereto, (a) none of the officers, trustees, directors, partners, managers, members, or employees of any Obligor or Subsidiary thereof or (b) to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such officer, trustee, director, partner, manager, member, or employee has a substantial interest or is an officer, director, trustee, manager or partner, is presently a party to any transaction with the Borrower (other than for services as employees, officers, trustees, managers and directors).

         8.13 SUBSIDIARIES. Except as set forth in Schedule 8.13, none of the Borrowers has any Subsidiaries.

         8.14 PARTNERS, BENEFICIARIES, ETC. Except as set forth in Schedule 8.14, the Borrower has no general partners, limited partners, partners, beneficiaries, stockholders or members.

         8.15 ERISA PLAN. The Borrower does not, and will not maintain or contribute to an ERISA Plan.

         8.16 CONDITION OF REAL ESTATE ASSETS. Neither any Real Estate Asset nor any part thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any Taking, and to the knowledge of the Borrower, no Taking is pending or contemplated.

         8.17 COMPLIANCE WITH REQUIREMENTS. The use and occupancy of each Borrowing Base Asset complies with, and will at times comply with, all Requirements. The Borrower will give all such notices to, and take all such other actions with respect to, or assure that HH Management takes all such other actions with respect to, such Governmental Authority as may be required under applicable Requirements to use, occupy and operate each Borrowing Base Asset.

         8.18    ASSETS UNDER DEVELOPMENT.

                 (a) Availability of Utilities. All utility services necessary and sufficient for the development of the Assets Under Development are presently, and will at all times be, available to the boundaries of the Assets Under Development through dedicated public rights of way or through perpetual private easements, approved by the Agent, with respect to which the Security Deed that encumbers the applicable Asset Under Development creates a valid and enforceable first lien. The Borrower has obtained all utility installations and connections required for the operation and servicing of the Asset Under Development for its intended purposes, and will furnish the Agent with evidence thereof.

                 (b) Access. The rights of way for all roads necessary for the full use of the Assets Under Development for their intended purposes have either been acquired by the appropriate Governmental Authority or have been dedicated to public use and accepted by such Governmental Authority. All such roads shall have been completed, and the right to use all such roads, or suitable substitute rights of way approved by the Agent, have been obtained and shall be maintained at all times for the Assets Under Development. All curb cuts, driveways and traffic signals required for the operation and use of the Assets Under Development are existing and shall be maintained at all times for the Assets Under Development.

                 (c) Project Approvals. The Borrower has obtained all Project Approvals, which are in full force and effect. No Project Approvals will terminate, or become void or voidable or terminable, upon any sale, transfer or other disposition of the affected Asset Under Development, including, to the extent such Project Approvals are assignable under applicable law, any transfer pursuant to foreclosure sale under the Security Deeds. The Borrower will duly perform and comply with all of the terms and conditions of all Project Approvals obtained at any time.

         8.19    OTHER CONTRACTS.

                 (a) The Borrower has not made, and will not make, any contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto could give rise to a lien or encumbrance on any of the Borrowing Base Assets.

                 (b) The Borrower has not made, and will not make, any contract or arrangement of any kind or type whatsoever, with any affiliate of the Borrower unless such contract or arrangement is (x) approved in writing in advance by the Agent, (y) on the same terms as would be generally available to the Borrower in an arm's length contract or arrangement with a third party, and
(z) evidenced by a written agreement; provided that the Agent's approval shall not be required for any such contract with a contract amount under $100,000.00.

         8.20 VIOLATIONS. The Borrower has received no notices of, or has any knowledge of, any violations of any applicable Requirements or Project Approvals.

         8.21 INVESTMENT COMPANY ACT No Borrower is an "investment company," or company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         8.22 PUBLIC UTILITY HOLDING COMPANY ACT No borrower is a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         8.23 MARGIN STOCK No Borrower is engaged principally, or as one of its activities, in the business of extending credit for the purposes, whether immediate, incidental or ultimate, of buying or carrying "margin stock" and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any "margin stock."

9.       AFFIRMATIVE COVENANTS OF THE OBLIGORS.

         The Obligors covenant and agree that, so long as any Revolving Credit Loan or Letter of Credit is outstanding or any Lender has any obligation to make any Revolving Credit Loans or issue any Letter of Credit:

         9.1 PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loan and all other amounts provided for in the Notes, this Agreement and the other Loan Documents to which any Borrower is a party, all in accordance with the terms of the Notes, this Agreement and such other Loan Documents.

         9.2 RECORDS AND ACCOUNTS. The Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and
(b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies, and other reserves, and (c) in order to assist the Agent in monitoring the financial condition of the Borrower and the Collateral, maintain, or cause to be maintained, at the Agent all operating accounts and escrow accounts of the Borrower, except as may be otherwise agreed by the Agent in writing.

         9.3     FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION.

                 (a) The Borrower will deliver, or cause to be delivered, to the Agent:

                          (i)     as soon as practicable, but in any event not
later than ninety (90) days after the end of each fiscal year of the Borrower, the audited balance sheet of the Borrower at the end of such year, and the related audited statement of income, statement of retained earnings, changes in capital, and statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Borrower's Accountant, together with a written statement from Borrower's Accountant to the effect that it has read a copy of this Agreement, and that, in making the examination necessary to said certification, it has obtained no knowledge of any Default or Event of Default under this Agreement, or, if Borrower's Accountant shall have obtained knowledge of any then existing Default or Event of Default, it shall disclose in such statement any such Default or Event of Default; provided that Borrower's Accountant shall not be liable to any Lender for failure to obtain knowledge of any Default of Event of Default;

                          (ii)    as soon as practicable, but in any event not
later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Borrower, copies of the unaudited balance sheet of the Borrower as at the end of such quarter, and the related unaudited statement of income, statement of retained earnings, changes in capital, statement of cash flows, occupancy analysis, and operating statements for each of the Real Estate Assets for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a Covenant Compliance Certificate signed by the principal financial or accounting officer, partner or trustee of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower on the date thereof (subject to year-end adjustments) and that, in making the examination necessary to said certification, such Person has obtained no knowledge of any Default or Event of Default under this Agreement;

                          (iii)   contemporaneously with the delivery of the
financial statements referred to in clause (i) above, a statement of all contingent liabilities of the Borrower which are not reflected in such financial statements or referred to in the notes thereto, and a statement of projected cash flows of the Borrower for the current fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of the Borrower;

                          (iv)    simultaneously with the delivery of the
financial statements referred to in clauses (i) and (ii) above, a Covenant Compliance Certificate in the form of Exhibit C, attached hereto, signed by the principal financial or accounting officer, partner or trustee of the Borrower and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10.8;

                          (v)     contemporaneously with the filing or mailing
thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders, partners, members, or beneficiaries of the applicable Obligor; and

                          (vi)    from time to time such other financial data
and information (including accountants' management letters) as the Agent or any Lender may reasonably request.

                 (b) All of the financial information required hereunder shall be submitted (i) on a Consolidated basis with all of its Subsidiaries and
(ii) as to the operating statements of the Real Estate Assets, separately for each Real Estate Asset.

         9.4     INSURANCE.

                 (a) The Borrower will obtain and maintain insurance with respect to the Borrowing Base Assets and the operations of the Borrower as required by the Security Deeds.

                 (b) The Borrower will provide the Agent with certificates evidencing such insurance upon the request of the Agent.

         9.5 LIENS AND OTHER CHARGES. The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay all such liens and charges forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

         9.6 INSPECTION OF BORROWING BASE ASSETS, OTHER REAL ESTATE ASSETS AND BOOKS, APPRAISALS.

                 (a) The Borrower shall permit the Lenders, through the Agent or any of the Lenders or other designated representatives, at the Borrower's expense, to visit and inspect any of the Borrowing Base Assets and will cooperate with the Agent and Lenders during such inspections. Prior to the occurrence of an Event of Default, the Agent and the Lenders may inspect each Borrowing Base Asset as often as the Agent or each may elect, but only one such inspection per year shall be conducted at the Borrower's expense.

                 (b) The Borrower shall permit, or cause to permit, the Lenders, through the Agent or any of the Lenders or other designated representatives, at the Borrower's expense to visit and inspect the Borrowing Base Assets and any of the other Real Estate Assets of the Borrower and any other Obligor to examine the books of account of such Person (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of such Person with, and to be advised as to the same by, its officers, partners, or trustees, all at such reasonable times and intervals as the Agent may reasonably request; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall only be obligated to pay the expenses associated with one (1) such investigation of the books of account of each Obligor during any twelve (12) month period.

                 (c) The Agent shall have the right to obtain from time to time, at the Borrower's cost and expense, updated Appraisals of the Borrowing Base Assets; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall only be obligated to pay for the costs and expenses associated with one such Appraisal per Borrowing Base Asset during any twelve (12) month period.

                 (d) The costs and expenses incurred by the Agent or the Lenders in obtaining such Appraisals or performing such inspections shall be paid by the Borrower forthwith upon billing or request by the Agent for reimbursement therefor.

         9.7 COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, or will cause each Obligor and each Subsidiary thereof to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws and, in the case of the Borrower, all Requirements, (b) the provisions of its Organizational Documents, (c) all agreements and instruments by which it or any of its properties may be bound, and all restrictions, covenants and easements affecting the Borrowing Base Assets, (d) all applicable decrees, orders and judgments, and (e) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, including, in the case of the Borrower, all Project Approvals.

         9.8 USE OF PROCEEDS. The Borrower will use the proceeds of the Facility solely for general corporate purposes including the payment of existing debt, for general working capital needs, and for the acquisition of additional Real Estate Assets.

         9.9 LEASES. HHLP and Solomons will take or cause to be taken all steps within their respective power to comply with all of their respective duties and obligations under the Leases. Further, the Borrower will comply with the terms and conditions of the Security Documents relating to any and all Leases.

         9.10 FURTHER ASSURANCE OF TITLE. If at any time the Agent or any of the Lenders or the Agent's counsel has reason to believe that any Revolving Credit Loan or Letter of Credit is not secured or will or may not be secured by the Security Deeds as a first lien or security interest on the Borrowing Base Assets, then the Borrower shall, within ten (10) days after written notice from the Agent, do all things and matters necessary, to assure to the satisfaction of the Agent and the Agent's counsel that each Revolving Credit Loan and Letter of Credit previously made hereunder or to be made hereunder is secured or will be secured by the Security Deeds as a first lien or security interest on the Borrowing Base Assets, and the Lenders, at their option, may decline to make Revolving Credit Loans or issue Letters of Credit hereunder until the Agent has received such assurance, but nothing in this Section shall limit the Lenders' right to require endorsements extending the effective date of the Title Policies as herein set forth.

         9.11 DEPOSIT OF INCOME. The Borrower will deposit with the Agent, upon request at any time, which request shall not be made before the occurrence of an Event of Default, any sums received by the Borrower from tenants under Leases, in a special account, from which no funds shall be drawn by the Borrower without the Agent's prior approval, and which sums shall stand as additional security for the Obligations. It is expressly agreed that, at the Agent's option, such sums shall be disbursed from time to time, in accordance with such disbursement procedures as may be established by the Agent.

         9.12    FURTHER ASSURANCES.

                 (a) Regarding Preservation of Collateral. The Borrower will execute and deliver to the Agent such further documents, instruments, assignments and other writings, and will do such other acts necessary or desirable, to preserve and protect the Collateral at any time securing or intended to secure the Obligations, as the Agent may require.

                 (b) Regarding this Agreement. The Borrower will cooperate with, and will do such further acts and execute such further instruments and documents as the Agent shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

         9.13 INTEREST RATE PROTECTION. The Borrower shall maintain in effect interest rate protection arrangements, in form and substance satisfactory to the Majority Lenders, providing for the rate of interest applicable to the Revolving Credit Loan to be capped at a rate satisfactory to the Lenders with respect to a portion equal to not less than fifty percent (50%) of the outstanding balance of the Revolving Credit Loan for a period from the Closing Date until the Maturity Date. The Borrower shall maintain such arrangements, at the Borrower's sole cost and expense, in full force and effect during the period specified above, and shall not, without the written consent of the Majority Lenders, modify, terminate, or transfer such arrangements during such period.

         9.14    NOTICES.

                 (a) Generally. The Borrower will promptly notify Agent and each of the Lenders in writing of (i) the occurrence of any Default or Event of Default; (ii) the occurrence of any other event that may have a material adverse effect on any of the Borrowing Base Assets or the business or financial condition of any Obligor; or (iii) the receipt by the Borrower of any notice of default or notice of termination with respect to any contract or agreement relating to the ownership, operation, or use of the Borrowing Base Assets, including, without limitation, the Leases. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent, describing the notice or action and the nature of the claimed default.

                 (b) Environmental Events. The Borrower will promptly give notice to the Agent (i) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral reports is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries, or the Agent's security interests pursuant to the Security Documents.

                 (c) Notification of Claims against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any setoff, claims (including, with respect to the Borrowing Base Assets, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

                 (d) Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Lenders, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $100,000.

         9.15    HOTEL OPERATOR.

                 (a) The Borrower acknowledges that the Lenders will rely on HH Management's experience in operating properties such as the Borrowing Base Assets as a means of maintaining the value of the Collateral. In connection with the approval of HH Management, as tenant and operator (the "HOTEL OPERATOR"), or any replacement Hotel Operator approved by the Agent and Majority Lenders in their sole and absolute discretion:

                          (i)     the Hotel Operator or holder of the stock or
partnership interest therein, shall be a Person whose character, financial strength, stability and experience is acceptable to the Lenders and who shall have experience managing complexes of a type and size reasonably similar to the Borrowing Base Assets; in furtherance thereof, James
I. Humphrey, Jr. shall at all times retain the majority ownership and control of HH Management and shall so certify in each Covenant Compliance Certificate;

                          (ii)    the Hotel Operator shall deliver all
organizational documentation and other materials evidencing its experience, which must be acceptable to the Lenders;

                          (iii)   the Borrower shall pay a reasonable fee to
the Agent, together with the reasonable fees, costs and expenses of the Agent and the Agent's counsel incurred in connection with the review and approval of any such Hotel Operator; and

                          (iv)    the terms of any lease, or if HHLP and/or
Solomons elects to operate the Borrowing Base Assets through a management contract, affecting the Collateral must be acceptable to the Agent in all respects.

                 (b) The Borrower shall, from time to time, use its best efforts to obtain from the Hotel Operator under the Leases such certificates of estoppel with respect to compliance by Borrower with the terms of the Leases as may be requested by the Agent.

         9.16    DEFERRED MAINTENANCE ACCOUNT.

                 (a) If requested by the Agent, prior to the Closing Date or prior to the addition or substitution of any Borrowing Base Asset, as applicable, the Borrower shall deliver to the Agent the Deferred Maintenance Schedule.

                 (b) If requested by the Agent, the Borrower shall create for the benefit of the Lenders a reserve account (the "DEFERRED MAINTENANCE ACCOUNT") for the purpose of creating a reserve for certain capital improvements in connection with the Collateral as set forth in the Deferred Maintenance Schedule (collectively, the "DEFERRED MAINTENANCE"). The Borrower shall deposit with the Agent 125% of the total amount set forth on the Deferred Maintenance Schedule into the Deferred Maintenance Account on the date hereof. Borrower, on a periodic basis (but not more often than once every thirty (30) days), may request disbursements from the Deferred Maintenance Account provided:

                          (i)     The Borrower shall have delivered a written
request for the disbursement to the Agent, which request shall (1) specify the line item or items set forth on the Deferred Maintenance Schedule for which the Borrower has incurred expenses, (2) set forth the amount of the requested disbursement, (3) contain certifications from the Borrower and the Hotel Operator for the Collateral that the work for which the disbursement is requested has been completed and is then due and payable and (d) such other evidence of completion of work as may be requested by the Agent;

                          (ii)    The disbursement with respect to any line
item as shown on the Deferred Maintenance Schedule does not exceed the amount allocated to such line item;

                          (iii)   The amount of the disbursement exceeds
$10,000 except with respect to the final payment; and

                          (iv)    No Event of Default shall have occurred.

                 (c) Permitted disbursements shall be made by the Agent for disbursement to Borrower by check within ten (10) business days after a properly documented request for disbursements is received by the Agent as set forth above. The Agent shall have not obligation to make more than one such disbursement per month. All such repairs shall be completed within one (1) year of the date the applicable Real Estate Asset becomes a Borrowing Base Asset.

                 (d) The Deferred Maintenance Account shall be held by the Agent as additional and collateral security for the Obligations and the Borrower hereby grants the Agent a security interest in, and pledges to the Agent the Deferred Maintenance Account.

                 (e) The Deferred Maintenance Account shall be an interest bearing escrow account maintained at the Agent or other financial institution satisfactory to the Agent in its sole discretion. The Agent shall have the right to change the bank or financial institution at which the Deferred Maintenance Account is held. The Agent shall have no liability for its selection of the bank or financial institution, type of account, fluctuations in interest rate or for the amount of interest earned on the account. Interest earned on the Deferred Maintenance Account shall remain in the Deferred Maintenance Account until such time as the account is released to the Borrower or the proceeds are applied by the Agent to the payment of the Obligations as provided herein.

                 (f) Provided no Event of Default shall have occurred, upon the satisfactory completion of all of the Deferred Maintenance, the Agent shall release the sums remaining in the Deferred Maintenance Account, if any, to the Borrower.

         9.17 CONDUCT OF BUSINESS. The Borrower must perform all or substantially all of its business through the Borrower other than through joint ventures herein permitted and shall be bound by all covenants of the Borrower in its corporate capacity, subject to limitations on liability described therein. The Borrower shall operate hotels with nationally recognized and Lender approved franchise affiliations in the upper economy and mid-scale segments. Noncompliance with this covenant regarding franchise affiliations shall not constitute a Default hereunder, and Real Estate Assets that are in breach of this covenant may be included in the calculation of Borrower Market Value; provided that such Real Estate Assets may not be Borrowing Base Assets without the prior approval of the Lenders in their sole discretion.

         9.18 OWNERSHIP OF HH TRUST AND HHLP. At all times, James I. Humphrey, Jr. shall be the beneficial owner of no less than 500,000 shares of common stock of HH Trust and/or partnership units of HHLP and shall so certify in each Covenant Compliance Certificate. Notwithstanding the foregoing, a transfer of interests in HH Trust, HHLP or HH Management by operation of law on the death of James I. Humphrey, Jr. shall not be an Event of Default under





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this Agreement or any other Loan Document so long as the Lenders approve Mr.
Humphrey's replacement in the management of Borrower and beneficial ownership of HH Trust, HHLP and HH Management within ninety (90) days after the death, such approval not to be unreasonably withheld. This Agreement should not be construed to impose any other restriction on the public trading of the common stock of HH Trust. HH Trust shall at all times remain qualified as a real estate investment trust under the Code.

         9.19 PIP COMPLIANCE. The Borrower shall comply with the Product Improvement Plans (the "PIP'S") prepared by the franchisors of the Borrowing Base Assets within the timeframes required by the respective franchisors. Without limiting the generality of the foregoing, the Borrower agrees to comply with all requirements imposed by Promus Hotel Corporation ("PROMUS") in the Product Improvement Plan (the "JACKSON PIP") for the Hampton Inn Hotel - Jackson, TN dated July 15, 1998, as such requirements may be modified by agreement between the Borrower and Promus. The Borrower shall complete all of such requirements within the time frame required by Promus and shall prepare a written plan of action to do so. The Borrower shall deliver a copy of such plan promptly to the Agent. At the time the Borrower delivers its quarterly Covenant Compliance Certificate to the Agent, the Borrower shall provide to the Agent a written progress report on the status of compliance with the Jackson PIP.

10.      NEGATIVE COVENANTS OF THE OBLIGORS

         The Obligors covenant and agree that, so long as any Revolving Credit Loan or Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans or issue Letters of Credit:

         10.1 RESTRICTIONS ON EASEMENTS, COVENANTS AND RESTRICTIONS. Except for the rights of hotel guests, no Obligor will create or suffer to be created or to exist any easement, right of way, restriction, covenant, condition, license or other right in favor of any Person which affects or might affect title to the Borrowing Base Assets or the use and occupancy of the Borrowing Base Assets or any part thereof without obtaining the prior approval of the Agent.

         10.2    NO AMENDMENTS, TERMINATIONS OR WAIVERS.

                 (a) No Obligor will amend, supplement or otherwise modify, whether by change order or otherwise, any of the terms and conditions of the Leases, or any other contract for the management or operation of the Borrowing Base Assets, without in each case the prior approval of the Agent.

                 (b) No Obligor will, directly or indirectly, terminate or cancel, or cause or permit to exist any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any other party under, the Leases, or any other contract for the management or operation of the Borrowing Base Assets.

                 (c) No Obligor will, directly or indirectly, waive or agree or consent to the waiver of, the performance of any material obligations or any other party under the Leases, or any other contract for the management or operation of the Borrowing Base Assets.

                 (d) No Obligor will, directly or indirectly, amend, or allow the amendment of, any of the Organizational Documents of such Obligor.

         10.3 RESTRICTIONS ON INDEBTEDNESS. The Borrower and its Subsidiaries will not create, incur, assume, guaranty or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                 (a) Indebtedness to the Lenders arising under any of the Loan Documents;

                 (b) current liabilities of the Borrower incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                 (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.9 and Section 9.5;

                 (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                 (e) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower, provided that the aggregate principal amount of such Indebtedness of the Borrower outstanding at any one time shall not cause the Indebtedness to value ratio set forth in Section 11.1 to be exceeded; provided further that if such Indebtedness exceeds the aggregate amount of $20,000,000.00, the Borrower shall promptly notify the Agent; and

                 (f) Indebtedness existing on the date of this Agreement and listed and described on Schedule 10.3 hereto, including any refinancing of any debt listed on Schedule 10.3 hereto, so long as such refinancing is not for an amount in excess of 100% of the fair market value of the asset being refinanced.

         10.4 RESTRICTIONS ON LIENS, ETC. The Borrower and its Subsidiaries will not (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrower may create or incur or suffer to be created or incurred or to exist:

                 (a) statutory liens to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

                 (b) liens in favor of the Lenders under the Loan Documents or to secure any Obligations;

                 (c) presently outstanding liens on Real Estate Assets other than the Borrowing Base Assets listed on SCHEDULE 10.4 hereto;

                 (d) other liens on the Borrowing Base Assets consisting of easements, rights of way, covenants and restrictions if and to the extent the same are disclosed in any of the Title Policies and have been approved by the Agent; and

                 (e) liens securing Indebtedness allowed by Section 10.3(e) so long as such liens do not affect any of the Borrowing Base Assets.

         10.5 RESTRICTIONS ON LOANS AND INVESTMENTS. The Borrower and its Subsidiaries will not make or permit to exist or to remain outstanding any loan by the Borrower or any of its Subsidiaries to any Person or any Investment except Investments in:

                 (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or any of its Subsidiaries;

                 (b) demand deposits and bankers acceptances of United States banks having total assets in excess of $1,000,000,000;

                 (c) certificates of deposit and time deposits of United States banks having total assets in excess of $1,000,000,000 that mature within one (1) year from the date of purchase by the Borrower or any of its Subsidiaries;

                 (d) seller take-back financing of Real Estate Assets sold to Persons having a financial strength reasonably acceptable to the Agent;

                 (e) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's; and

                 (f)      Investments existing on the date hereof and listed on
Schedule 10.5 hereto.

         10.6    MERGER, CONSOLIDATION, CONVERSION, AND DISPOSITION OF ASSETS.

                 (a) Neither the Borrower nor any of its Subsidiaries will become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices); provided that the Borrower or any of its Subsidiaries may be a party to a merger so long as (i) the Borrower remains the surviving entity or (ii) the Facility is paid in full in connection therewith, the Borrower shall remain in compliance with all covenants of this Agreement upon completion of the merger, and no Event of Default shall have occurred and be continuing.

                 (b) Neither the Borrower nor any of its Subsidiaries will become a party to or agree to or effect any disposition of the Borrowing Base Assets or any part thereof if such disposition would cause the Borrower to be in default of the Financial Covenants.

                 (c) Neither the Borrower nor any of its Subsidiaries will become a party to or agree to effect any disposition of assets, other than the disposition of assets not included in the Borrowing Base Assets in the ordinary course of business, consistent with past practices. Notwithstanding the foregoing, the Borrower shall notify the Agent of all acquisitions of Real Estate Assets within seven (7) days after acquisition. Such notification shall include a current photograph of the property, a description, including the address of the property, historical occupancy, historic (if available) and pro forma income statement, and a description of the key terms of sale.

                 (d) The Borrower will not convert into any other type of entity, including, without limitation, a limited liability partnership or a limited liability company.

         10.7 SALE AND LEASEBACK. Neither the Borrower nor any of its Subsidiaries will enter into any arrangement, directly or indirectly, whereby the Borrower or any of its Subsidiaries shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as the property being sold or transferred.

         10.8    DISTRIBUTIONS.  The Borrower will not make any Distributions
(i) in excess of ninety percent (90%) of its Funds From Operation per year, or such higher amount as may be required by law to maintain the status of HH Trust as a REIT, or (ii) after the occurrence of a monetary Default or an Event of Default.

11.      FINANCIAL COVENANTS.

         The Borrower covenants and agrees that, so long as the Facility is outstanding, the Borrower shall satisfy the following Financial Covenants. All Financial Covenants shall be tested as of the date of this Agreement, at the time of each Revolving Credit Loan or issuance of Letter of Credit, and on a quarterly basis.

         11.1 INDEBTEDNESS TO VALUE RATIO. The Borrower will not permit its Consolidated Indebtedness to exceed fifty-five percent (55%) of the Borrower Market Value. This covenant shall be tested on a quarterly basis based on the trailing twelve (12) months' results as adjusted for acquisitions and disvestitures.

         11.2 MINIMUM NET WORTH. The Borrower shall maintain a minimum Consolidated Net Worth of $22,000,000.00. The Borrower shall include in the calculation of Net Worth seventy-five percent (75%) of the net proceeds of any and all public offerings from and after the date of this Agreement. This covenant shall be tested on a quarterly basis based on the trailing twelve (12) months' results.

         11.3 RATIO OF BORROWER CASH FLOW TO DEBT SERVICE CHARGES (BORROWER). The Borrower will not, at the end of any fiscal quarter, permit Borrower Cash Flow to be less than 200% of Debt Service Charges (Borrower). This covenant shall be tested on a quarterly basis based on the trailing twelve
(12) months' results.

         11.4 RATIO OF BORROWING BASE CASH FLOW TO DEBT SERVICE CHARGES (FACILITY). The Borrower will not, at the end of any fiscal quarter, permit the Borrowing Base Cash Flow to be less than 225% of actual Debt Service Charges (Facility) for the subject four (4) fiscal quarters. This covenant shall be tested on a quarterly basis based on the trailing twelve (12) months' results.

         11.5 RATIO OF BORROWING BASE CASH FLOW TO IMPUTED DEBT SERVICE CHARGES (FACILITY)The Borrower will not, at the end of any fiscal quarter, permit the Borrowing Base Cash Flow to be less than 200% of the Imputed Debt Service Charges (Facility). This covenant shall be tested on a quarterly basis based on the trailing twelve (12) months' results. As used herein, "IMPUTED DEBT SERVICE CHARGES (FACILITY)" means the annual payments of principal and interest that would be required to fully amortize the average Outstanding Facility balance (including both Outstanding Revolving Credit Loans and Outstanding Letters of Credit) for the subject fiscal quarter if the Facility were a loan to be amortized in equal monthly payments of principal and interest over a 25 year amortization schedule at an interest rate that is the higher of
(i) the actual interest rate or rates in effect on any Revolving Credit Loan during the subject fiscal quarter or (ii) the sum of the then existing yield on U.S. Treasury Obligations having a 10 year maturity plus 350 basis points.

         11.6 BORROWING BASE LEVERAGE. The Borrower will not permit the aggregate Outstanding principal amount of the Revolving Credit Loans and Outstanding Letters of Credit to exceed the Borrowing Base Advance Rate.

         11.7 RATIO OF BORROWING BASE VALUE TO OUTSTANDING FACILITY. The Borrower will not permit the Borrowing Base Value to be less than 250% of the aggregate Outstanding principal amount of all of the Revolving Credit Loans and outstanding Letters of Credit. This covenant shall be tested quarterly, at the time of each Revolving Credit Loan or Letter of Credit issuance and at any time Borrower adds, substitutes, or disposes of any Borrowing Base Asset in accordance with this Agreement.

         11.8 CONSOLIDATED BASIS. Compliance with the above described Financial Covenants shall be determined on a Consolidated basis.

12.      GUARANTY.

         12.1 AGREEMENT TO PAY AND PERFORM; COSTS OF COLLECTION. Guarantor does hereby agree that if the Notes are not paid by Borrower in accordance with their terms, or if any and all sums that are now or may hereafter become due from Borrower to the Lenders under the Loan Documents are not paid by Borrower in accordance with their terms, or if any and all other Obligations are not performed by Borrower in accordance with their terms, Guarantor will immediately make such payments and perform such Obligations. Guarantor further agrees to pay the Agent for the account of the Lenders on demand all costs and expenses (including court costs and reasonable attorneys' fees and disbursements) paid or incurred by the Agent and the Lenders in endeavoring to collect the Obligations, to enforce any of the Obligations, or any portion thereof, or to enforce this Guaranty, and until paid to the Lenders, such sums shall bear interest at the Default Rate unless collection from Guarantor of interest at such rate would be contrary to applicable law, in which event such sums shall bear interest at the highest rate that may be collected from Guarantor under applicable law.

         12.2 REINSTATEMENT OF REFUNDED PAYMENTS. If, for any reason, any payment to any Lender of any of the Obligations is required to be refunded by such Lender to Borrower, or paid or turned over by such Lender to any other person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors' rights and remedies now or hereafter enacted, Guarantor agrees to pay to such Lender on demand an amount equal to the amount so required to be refunded, paid or turned over (the "TURNOVER PAYMENT"), the obligations of Guarantor shall not be treated as having been discharged by the original payment to such Lender giving rise to the Turnover Payment, and this Guaranty shall be treated as having remained in full force and effect for any such Turnover Payment so made by such Lender, as well as for any amounts not theretofore paid to the Lenders on account of the Obligations.

         12.3 RIGHTS OF LENDER TO DEAL WITH COLLATERAL, BORROWER AND OTHER PERSONS. Guarantor hereby consents and agrees that the Lenders may at any time, and from time to time, without thereby releasing Guarantor from any liability hereunder and without notice to or further consent from Guarantor, either with or without consideration: (a) release or surrender any lien or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing any of the Obligations; (b) substitute for any Collateral, other collateral of like kind, or of any kind; (c) modify the terms of the Notes or the Loan Documents; (d) extend or renew the Notes for any period; (e) grant releases, compromises and indulgences with respect to the Notes or the Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder; (f) release any other Guarantor, surety, endorser or accommodation party of the Notes, the Security Deeds or any other Loan Documents; or (g) take or fail to take any action of any type whatsoever. No such action that the Agent or any Lender shall take or fail to take in connection with the Notes or the Loan Documents, or any of them, or any security for the payment of the indebtedness of Borrower to the Lenders or for the performance of any of the Obligations or other undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release Guarantor's obligations hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against the Agent or any Lender. The provisions of this Guaranty shall extend and be applicable to all renewals, amendments, extensions, consolidations, restatements and modifications of the Notes and the Loan Documents, and any and all references herein to the Notes and the Loan Documents shall be deemed to include any such renewals, extensions, amendments, consolidations, restatements or modifications thereof.

         12.4 NO CONTEST WITH LENDERS; SUBORDINATION. So long as any Obligation remains unpaid or undischarged, Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by the Agent or any Lender) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantor to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with any Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any Obligation that, now or hereafter, any Lender may hold or in which it may have any share. Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all of the Obligations and any other indebtedness of Borrower to any Lender, and agrees with the Lenders that (a) Guarantor shall not demand or accept any payment from Borrower on account of such indebtedness, (b) Guarantor shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness, and (c) Guarantor shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if the Agent so requests, such indebtedness shall be collected, enforced and received by Guarantor as trustee for the Lenders and be paid over to the Agent on account of the indebtedness of Borrower to the Lenders, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

         12.5 WAIVER OF DEFENSES. Guarantor hereby agrees that its obligations hereunder shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on:

                 (a) any statute of limitations in any action hereunder or for the collection of the Notes or for the payment or performance of any of the Obligation;

                 (b) the incapacity or lack of authority of Borrower or any other person or entity, the death or disability of any Borrower or Guarantor or any other person or entity, or the failure of the Agent or any Lender to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or Guarantor or any other person or entity;

                 (c) the dissolution or termination of existence of any Borrower;

                 (d) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Borrower;

                 (e) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Borrower or Guarantor, or any of Borrower's or Guarantor's properties or assets;

                 (f) the damage, destruction, condemnation, foreclosure or surrender of all or any part of the Borrowing Base Assets;

                 (g) the failure of the Agent or any Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or nonaction on the part of any other person whomsoever in connection with any obligation hereby guaranteed;

                 (h) any failure or delay of the Agent or any Lender to commence an action against Borrower, to assert or enforce any remedies against Borrower under the Notes or the Loan Documents, or to realize upon any security;

                 (i) any failure of any duty on the part of the Agent or any Lender to disclose to Guarantor any facts it may now or hereafter know regarding Borrower, whether such facts materially increase the risk to Guarantor or not;

                 (j) failure to accept or give notice of acceptance of this Guaranty by the Lenders;

                 (k) failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the Obligations;

                 (l) failure to make or give protest and notice of dishonor or of default to Guarantor or to any other party with respect to any of the Obligations;

                 (m) any and all other notices whatsoever to which Guarantor might otherwise be entitled;

                 (n) any lack of diligence by the Agent or any Lender in collection, protection or realization upon any collateral securing the payment or performance of the Obligations;

                 (o) the invalidity or unenforceability of the Notes or any of the Loan Documents;

                 (p) the compromise, settlement, release or termination of any or all of the Obligations;

                 (q) any exculpation of liability contained in the Notes or in the Loan Documents;

                 (r) any transfer by Borrower of all or any part of the security encumbered by the Loan Documents;

                 (s) the failure of the Agent or any Lender to perfect any security or to extend or renew the perfection of any security; or

                 (t) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantor might otherwise be entitled, it being the intention that the obligations of Guarantor hereunder are absolute, unconditional and irrevocable.

         12.6 GUARANTY OF PAYMENT AND PERFORMANCE AND NOT OF COLLECTION. This is a Guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person, nor against securities or liens available to Lender, its successors, successors in title, endorsees or assigns.
Guarantor hereby waives any right to require that an action be brought against Borrower or any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of the Agent or any Lender in favor of Borrower or any other person.

         12.7 RIGHTS AND REMEDIES OF LENDERS. Following an Event of Default under this Agreement or the Loan Documents, or any of them, the Lenders shall have the right to enforce their rights, powers and remedies thereunder or hereunder or under any other agreement, document or instrument now or hereafter evidencing, securing or otherwise relating to the Obligations, in any order, and all rights, powers and remedies available to the Agent and the Lenders in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantor hereby authorizes and empowers the Agent and the Lenders upon the occurrence of any Event of

Default under the Notes, this Agreement or the Loan Documents, at the Lenders' sole discretion, and without notice to Guarantor, to exercise any right or remedy the Lenders may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of a deed or assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any security, whether real, personal or intangible. At any public or private sale of any security or collateral for any of the Obligations, whether by foreclosure or otherwise, the Lenders may, in their discretion, purchase all or any part of such security or collateral so sold or offered for sale for their own account and may apply against the amount bid therefor all or any part of the balance due them pursuant to the terms of the Notes or Security Deeds or any other Loan Document without prejudice to Lenders' remedies hereunder against Guarantor for deficiencies. If the Obligations are partially paid by reason of the election of the Lenders to pursue any of the remedies available to the Lenders, or if such Obligations are otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for the entire balance of the Obligations even though any rights that Guarantor may have against Borrower may be destroyed or diminished by the exercise of any such remedy. Nothing in this
Section 12.7 should be construed to enlarge the remedies of the Lenders against the Borrower where otherwise limited by this Agreement.

         12.8 APPLICATION OF PAYMENTS. Guarantor hereby authorizes the Agent and the Lenders, without notice to Guarantor, to apply all payments and credits received from Borrower or from Guarantor or realized from any security in such manner and in such priority as the Lenders in their sole judgment shall see fit to the Obligations or the indebtedness, obligation and undertakings of the Guarantor hereunder.

         12.9 BUSINESS FAILURE, BANKRUPTCY OR INSOLVENCY. In the event of the business failure of Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for Guarantor or Guarantor's properties or assets, the Agent or any Lender may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Lenders allowed in any proceedings relative to Guarantor, or any of Guarantor's properties or assets, and, irrespective of whether the Obligations shall then be due and payable, by declaration or otherwise, the Agent or any Lender shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the Obligations, and to collect and receive any moneys or other property payable or deliverable on any such claim.

         12.10 SECURITY AND RIGHTS OF SET-OFF. Guarantor hereby grants to each Lender, as security for the full and prompt payment and performance of Guarantor's obligations hereunder, a continuing lien on and security interest in any and all securities or other property belonging to Guarantor now or hereafter held by such Lender and in any and all deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of such Lender where the deposits are held) now or hereafter held by such Lender and other sums credited by or due from such Lender to Guarantor or subject to withdrawal by Guarantor; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, during the continuance of any event of default under this Agreement or the Loan Documents, such Lender may at any time and without notice to Guarantor set-off and apply the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Any security now or hereafter held by or for Guarantor and provided by Borrower, or by anyone on Borrower's behalf, in respect of liabilities of Guarantor hereunder shall be held in trust for each Lender as security for the liabilities of Guarantor hereunder.

         12.11 CHANGES IN WRITING; NO REVOCATION. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by the Agent or any Lender except by a writing signed by a duly authorized officer of the Agent or such Lender. This Guaranty shall be irrevocable by Guarantor until all of the Obligations have been completely repaid and performed.

13.      EVENTS OF DEFAULT AND REMEDIES.

         13.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following conditions or events shall constitute an "EVENT OF DEFAULT":

                 (a) any failure by any Borrower to pay, within five (5) Business Days of the due date, any interest on or principal of or other sum payable under any of the Notes; or

                 (b) any failure by the Borrower to pay as and when due and payable any other sums to be paid by the Borrower to the Lenders under this Agreement and the continuance of such failure for a period of five (5) days after notice thereof from the Agent; or

                 (c) title to the Collateral is or becomes unsatisfactory to the Agent by reason of any lien, charge, encumbrance, title condition or exception (including without limitation, any mechanic's, materialman's or similar statutory or common law lien or notice thereof), and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding) within twenty (20) days after notice thereof from the Agent to the Borrower; or

                 (d) any failure by the Borrower to duly observe or perform any term, covenant, condition or agreement contained in Section 9.4,
Section 9.11 or Section 10.8 hereof; or

                 (e) the Guarantor denies that the Guarantor has any liability or obligations under this Agreement or the Indemnity Agreement, or shall notify the Lender of the Guarantor's intention to attempt to cancel or terminate its obligations under this Agreement or the Indemnity Agreement, or shall fail to observe or comply with any term, covenant, condition and agreement under this Agreement or the Indemnity Agreement; or

                 (f) any representation or warranty made or deemed to be made by or on behalf of any Obligor in this Agreement or in any of the other Loan Documents, or in any report, certificate, financial statement, document or other instrument delivered pursuant to or in connection with this Agreement, any Revolving Credit Loan, issuance of any Letter of Credit, or any of the other Loan Documents, shall prove to have been false or incorrect in any material respect upon the date when made or deemed to be made or repeated; or

                 (g) any dissolution, termination, partial or complete liquidation, merger or consolidation of any Obligor, or any sale, transfer or other disposition of all or substantially all of the assets of any Obligor, other than as permitted under the terms of this Agreement or the Guaranty; or

                 (h) any suit or proceeding shall be filed against any Obligor or any Borrowing Base Asset which, if adversely determined, would have a materially adverse affect on the ability of any Obligor to perform each and every one of its respective obligations under and by virtue of the Loan Documents and such suit or proceeding is not vacated, stayed, dismissed, set aside or remedied within two hundred seventy (270) days after such filing; or

                 (i) any failure by the Borrower to obtain any Project Approvals, or the revocation or other invalidation of any Project Approvals previously obtained; or

                 (j) any change in the legal or beneficial ownership of any Obligor or HH Management except as otherwise permitted by this Agreement; or

                 (k) any change in the control of the management of any Obligor or HH Management, or the giving up or relinquishment of such control by the Person(s) who is(are) charged with the exercise of such responsibilities on the date hereof; provided that if the change of management control results from the death of James I. Humphrey, Jr., the Borrower shall have a period of ninety
(90) days after such death to obtain the approval of the Lenders for the new Persons who will control management of such Obligor or HH Management; or

                 (l) any failure by any Obligor to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received, including, without limitation, any Obligations, or in respect of any capitalized lease, or any failure to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received, or in respect of any capitalized lease, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

                 (m) any Obligor or Subsidiary thereof shall file a voluntary petition in bankruptcy under Title 11 of the United States Code, or an order for relief shall be issued against any such Person in any involuntary petition in bankruptcy under Title 11 of the United States Code, or any such Person shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to

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bankruptcy, insolvency or other relief of debtors, or such Person shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver, conservator or liquidator of such Person, or of all or any substantial part of its respective property, or such Person shall make an assignment for the benefit of creditors, or such Person shall give notice to any governmental authority or body of insolvency or pending insolvency or suspension of operation; or

                 (n) an involuntary petition in bankruptcy under Title 11 of the United States Code shall be filed against any Obligor or Subsidiary thereof and such petition shall not be dismissed within sixty (60) days of the filing thereof; or

                 (o) a court of competent jurisdiction shall enter any order, judgment or decree approving a petition filed against any Obligor or any Subsidiary thereof seeking any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of its property; or

                 (p) any uninsured final judgment shall be rendered against any Obligor and shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days; or

                 (q) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior approval of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any Obligor that is a party thereto or any of their respective stockholders, partners or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

                 (r) any Obligor or any Subsidiary thereof shall be indicted for a federal crime, a punishment for which could include the forfeiture of any of its assets; or

                 (s) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries or Guarantor to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $250,000.00 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                 (t) any failure by any Obligor to duly observe or perform any other term, covenant, condition or agreement under this Agreement and continuance of such failure for a period of thirty (30) days after notice thereof from the Agent; provided that if such failure is incapable of cure within thirty (30) days but is capable of cure within a total of ninety (90) days, then the defaulting Obligor shall have up to any additional sixty (60) days to cure so long as such Obligor commences to cure within the initial thirty (30) day cure period and diligently proceeds to cure thereafter; or

                 (u) any "Event of Default," as defined or otherwise set forth in any of the other Loan Documents, shall occur.

                 In any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Lenders, shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 13.1(m), Section 13.1(n), or Section 13.1(o) all such amount shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Lender.

         13.2 TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 13.1(m), Section 13.1(n) or Section 13.1(o) shall occur, any unused portion of the Facility hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Revolving Credit Loans or issue Letters of Credit to or for the account of the Borrower. If any other Event of Default shall have occurred and be continuing, the Agent, upon the request of the Majority Lenders, shall, by notice to the Borrower, terminate the unused portion of the Facility hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Revolving Credit Loans or issue Letters of Credit. No termination of the Facility hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

         13.3    REMEDIES.

         In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Facility pursuant to Section 13.1, each Lender if owed any amount with respect to the Revolving Credit Loans may, with the consent of the Majority Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement continued in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     13.4 DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (b) Second, to all other obligations in such order of preference as the Majority Lenders may determine; provided however, that distributions in respect of such Obligations shall be made pari passu among Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Lenders pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) Third, upon payment and satisfaction in full or upon other provisions for payment in full satisfactory to the Lenders and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(l)(c) of the Uniform Commercial Code of' the Commonwealth of Massachusetts; and

                  (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

         13.5 POWER OF ATTORNEY. For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Article, the Borrower hereby irrevocably constitutes and appoints the Agent its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts that are referred to in this Article, in the name and on behalf of the Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

         13.6 WAIVERS. The Borrower hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any of the other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on the Agent's or any Lender's part in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Loan Documents, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower may now or hereafter have with respect to its liability under this Agreement or under any of the other Loan Documents.

         13.7 EVENTS OF DEFAULT AFFECTING BORROWING BASE ASSET. Notwithstanding anything in this Agreement to the contrary, if (a) a Default arises from a condition or event affecting one or more Borrowing Base Assets;
(b) Borrower cannot cure such Default within the applicable cure period, if any; (c) before the Default becomes an Event of Default, Borrower notifies the Agent of Borrower's intent to provide a substitute Borrowing Base Asset for the Borrowing Base Asset affected by the Default; (d) not later than ten (10) days after the Borrower elects to provide a substitute Borrowing Base Asset, the Borrower notifies the Agent of the identity of the Real Estate Asset proposed for substitution; and (e) as a result of the substitution of a Borrowing Base Asset, which must occur not later than forty-five (45) days after the Borrower notifies the Agent of the identity of the Real Estate Asset proposed for substitution, no Event of Default shall then exist, then the Lenders shall permit the substitution of a Borrowing Base Asset to cure an Event of Default. In lieu of substituting a Borrowing Base Asset to cure an Event of Default, the Borrower may also obtain the release of the Default affected Borrowing Base Asset by making a principal prepayment in an amount sufficient for the Financial Covenants to remain satisfied. Any substitution of Collateral shall be subject to the provisions of Section 7.3.

         13.8 ENVIRONMENTAL EVENTS. Notwithstanding anything in this Agreement to the contrary, if a Release or Threat of Release of Hazardous Materials (as those terms are defined in the Indemnity Agreement) (collectively, an "ENVIRONMENTAL EVENT") affects any of the Borrowing Base Assets, such Environmental Event shall not be a Default or Event of Default unless the Environmental Event would have a materially adverse effect on the financial condition of the Borrower. An Environmental Event shall, however, disqualify the affected Borrowing Base Asset from continuing as a Borrowing Base Asset if (i) the occupancy or room charge of the affected Borrowing Base Asset is adversely affected by such Environmental Event, as compared with what otherwise would have been the occupancy and room charge of the Borrowing Base Asset in the absence of such Environmental Event, or (ii) such Environmental Event causes the affected Borrowing Base Asset to no longer be financeable on a non-recourse long-term debt basis (with customary non-recourse carve-outs) under the then generally accepted underwriting standards of national insurance company or pension fund real estate institutional lenders. The disqualification of a Borrowing Base Asset as a result of an Environmental Event shall not be an Event of Default unless such disqualification itself causes an Event of Default, including a breach of the Financial Covenants; provided that the Borrower may cure such breach of the Financial Covenants by the substitution of additional one or more Borrowing Base Assets subject to the provisions of Section 7.3.

14.  SETOFF.

     Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of any such Lender may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. Each of the Lenders agrees with each other Lender as follows: If an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Note held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by the Note held by such Lender. If such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Note held by such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Note held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

15.  THE AGENT.

     15.1 AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto; provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Lenders is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender.

     15.2 EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its

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sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons that are not employees of the Agent shall be paid by the Borrower.

     15.3 NO LIABILITY. Neither the Agent, nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall not be exculpated from liability for losses due to its willful misconduct or gross negligence.

     15.4 NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security or the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

         15.5    PAYMENTS.

                 (a) A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. Unless the Borrower has received notice to the contrary pursuant to Section 3.3, the Borrower shall be entitled to presume that the Agent has properly distributed to each Lender its share of payments properly made by the Borrower to the Agent.

                 (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent

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jurisdiction.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                 (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 14 with respect to making impositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "DELINQUENT LENDER") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Revolving Credit Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Revolving Credit Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Revolving Credit Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Revolving Credit Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         15.6 HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         15.7 INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 16) and liabilities of every nature and character arising out of or relating to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         15.8 AGENT AS LENDER. In its individual capacity, BankBoston shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.





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         15.9    RESIGNATION.  The Agent may resign at any time by giving sixty
(60) days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than B or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         15.10 NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 15.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

         15.11 DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to the Agent such additional indemnifies and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

16.      EXPENSES.

         The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent's or any Lender's net income), including any recording, mortgage or intangibles taxes in connection with the Security Deeds, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Agent or any of the Lenders after the Closing

Date (the Borrower hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) all title insurance premiums, and the reasonable fees, expenses and disbursements of the Agent's counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Facility and the Loan Documents and other instruments mentioned herein, the making of each Advance hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Agent incurred in connection with the preparation, administration or interpretation of the Facility and the Loan Documents and other instruments mentioned herein, and the making of each Revolving Credit Loan or issuance of any Letter of Credit hereunder, (e) all reasonable out-of-pocket expenses (including appraisal fees, surveyor fees, reasonable attorneys' fees and costs) incurred by any Lender or the Agent and the fees and costs of consultants, accountants, auctioneers, receivers, brokers, property managers, appraisers, investment bankers or other experts retained by the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any Obligor or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Agent's relationship with the Borrower or any Party, and (f) all reasonable fees, expenses and disbursements of any Lender or the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings. The covenants of this Section shall survive payment or satisfaction of payment of all amounts owing with respect to the Notes.

17.      INDEMNIFICATION.

         The Borrower agrees to indemnify and hold harmless the Agent and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of the Facility, (b) the Borrower or any of its Subsidiaries entering into or performing this Agreement or any of the other Loan Documents or (c) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

18.      LIABILITY OF THE LENDER.

         The liability of each Lender to the Borrower for any breach of the terms of this Agreement by such Lender shall not exceed a sum equal to the amount that such Lender shall be determined to have failed to advance in consequence of a breach by such Lender of its obligations under this Agreement, together with interest thereon at the rate payable by the Borrower under the terms of such Lender's Note pursuant to which the Borrower was to receive funds hereunder, computed from the date when the Revolving Credit Loan should have been made by such Lender to the date when the Revolving Credit Loan is, in fact, made by such Lender, and, upon the making of any such payment by such Lender to the Borrower, the same shall be treated as a Revolving Credit Loan under this Agreement, in the same fashion as any other Revolving Credit Loan under the terms of this Agreement. In no event shall any Lender be liable to the Borrower, or anyone claiming by, under or through the Borrower, for any special, exemplary, punitive or consequential damages, whatever the nature of the breach of the terms of this Agreement by any Lender, such damages and claims therefor being expressly WAIVED by the Borrower. Nothing in this
Section is intended to waive the Borrower's right to seek direct damages resulting from a Lender's breach of its obligations under this Agreement.

19.      RIGHTS OF THIRD PARTIES.

         All conditions to the performance of the obligations of the Lenders under this Agreement, including the obligation to make Revolving Credit Loans and issue Letters of Credit, are imposed solely and exclusively for the benefit of the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lenders will refuse to make Revolving Credit Loans or issue Letters of Credit in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, the Lenders make no representations and assume no obligations as to third parties concerning the quality of any construction by the Borrower of the Assets Under Development or the absence therefrom of defects.

20.      SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any Party pursuant hereto and thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Revolving Credit Loans or issuance of any Letter of Credit, as herein contemplated, and shall continue in full force and effect either (i) so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Revolving Credit Loans or issue any Letters of Credit or (ii) for such longer period as may be provided for herein or in any other Loan Document. All statements contained in any certificate or other paper delivered to any Lender or the Agent at any time by or on behalf of any Party or any Subsidiary thereof pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person.

21.      ASSIGNMENT AND PARTICIPATION.

         21.1 CONDITIONS TO ASSIGNMENT BY LENDER. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it, and the Note held by it; provided that (a) the Agent shall have given its prior written consent to such assignment, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (c) each assignment shall be in an amount that is a whole multiple of $5,000,000.00, (d) each Lender that is a Lender on the date hereof shall retain, free of any such assignment, an amount of its Commitment of not less than $5,000,000.00 and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 21.3, be released from its obligations under this Agreement. The Borrower shall not be liable for the costs incurred by any Lender in connection with an assignment of its interest in the Facility; provided that the Borrower shall be liable for the costs and expenses incurred by the Agent in connection with such Assignment.

         21.2 CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statement referred to in Section 9.3 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

         21.3 REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $1,000.00.

         21.4 NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 21.4, the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such, new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be cancelled and returned to the Borrower.

         21.5 PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that
(a) the Agent shall have given its prior written consent to such participation,
(b) each such participation shall be in an amount of not less than $5,000,000.00, (c) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower, (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest, and
(e) no participant shall have the right to grant further participations or assign its rights, obligations or interests under such participation to other Persons.

         21.6 DISCLOSURE. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information, (b) not to disclose such information to a third party and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         21.7 MISCELLANEOUS ASSIGNMENT PROVISIONS. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 21.7 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

         21.8 NO ASSIGNMENT BY THE BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior approval of each of the Lenders.

22.      RELATIONSHIP.

         The relationship between the Lenders and the Borrower is solely that of lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

23.      NOTICES.

         Except as otherwise provided herein or in any other Loan Document, each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement or any other Loan Document (hereinafter in this Section referred to as "NOTICE") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed as follows:

         If to the Agent:             BankBoston, N.A.
                                      100 Federal Street
                                      Boston, Massachusetts 02110
                                      Attn:  Ms. Kimberly A. Dail, Vice President
                                             Real Estate Division
                                             Mail Stop 01-32-05

         If to each Borrower:         Mr. James I. Humphrey
                                      The Humphrey Companies
                                      12301 Old Columbia Pike
                                      Silver Springs, Maryland 20904

         If to any Lender:            At its address set forth in SCHEDULE 1.

         Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. Unless expressly provided otherwise in this Agreement Notice from the Borrower to the Lenders shall be deemed properly given if delivered to the Agent in accordance with this Section. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least thirty (30) days' prior Notice thereof, the Borrower or any Lender shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

24.      GOVERNING LAW.

         This Agreement and each of the other Loan Documents, except as otherwise specifically provided therein, are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth (excluding the laws applicable to conflicts or choice of law).

25.      CONSENT TO JURISDICTION; WAIVERS.

         THE BORROWER AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW, (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. THE BORROWER AND EACH PARTY AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED DIRECTED TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 23 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT OR AS OTHERWISE PERMITTED BY APPLICABLE LAW. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE AGENT OR LENDERS FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY COLLATERAL AND AGAINST ANY BORROWER, AND AGAINST ANY PROPERTY OF ANY BORROWER, IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE BORROWER, EACH PARTY, THE AGENT, AND THE LENDERS HEREUNDER OR THE SUBMISSION HEREIN BY THE BORROWER AND EACH PARTY TO PERSONAL JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS.

26.      HEADINGS.

         The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

27.      COUNTERPARTS.

         This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

28.      ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Article 29.

29.      CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Any consent or approval required or permitted by this Agreement to be given by all of the Lenders may be given, and any term of this Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Agreement, the other Loan Documents or such other instrument, or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Lenders. Notwithstanding the foregoing, the rate of interest on and the term of the Notes, the amount of the Commitments of the Lenders, and the amount of commitment fee hereunder may not be changed without the written consent of the Borrower and the written consent of each Lender affected thereby; the definition of Majority Lenders may not be amended without the written consent of all of the Lenders; and the amount of the Agent's fee payable for the Agent's account and Section 13 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

30.      TIME OF THE ESSENCE.

         Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower and the Lenders under this Agreement and the other Loan Documents.

31.      SEVERABILITY.

         The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                       HUMPHREY HOSPITALITY LIMITED
                                       PARTNERSHIP


                                       By:  Humphrey Hospitality REIT Trust,
                                            general partner


/s/Bethany H. Hooper                        By:/s/ James I. Humphrey, Jr.      (SEAL)
------------------------------                 -------------------------------
                                            Name:  James I. Humphrey, Jr.
                                            Title:  President


                                       SOLOMONS BEACON INN LIMITED PARTNERSHIP


                                       By:  Humphrey Hospitality Limited Partnership,
                                            general partner

                                            By:   Humphrey Hospitality REIT Trust,
                                            general partner


/s/Bethany H. Hooper                        By:/s/ James I. Humphrey, Jr.     (SEAL)
------------------------------                 -------------------------------
                                            Name:  James I. Humphrey, Jr.
                                            Title:  President


                                       HUMPHREY HOSPITALITY TRUST, INC.


/s/Bethany H. Hooper                        By:/s/ James I. Humphrey, Jr.     (SEAL)
------------------------------                 -------------------------------
                                            Name:  James I. Humphrey, Jr.
                                            Title:  President


                                       HUMPHREY HOSPITALITY REIT TRUST


/s/Bethany H. Hooper                        By:/s/ James I. Humphrey, Jr.     (SEAL)
------------------------------                 -------------------------------
                                            Name:  James I. Humphrey, Jr.
                                            Title:  President

                                       BANKBOSTON, N.A.
/s/Catherine K. Camarda                     By:/s/ Kimberly A. Dail           (SEAL)
------------------------------                 -------------------------------
                                            Name:  Kimberly A. Dail
                                            Title:  Vice President